                                                                     EXHIBIT 6.1


                 NATIONAL MARKETING AND DISTRIBUTION AGREEMENT
                 ---------------------------------------------

     This National Marketing and Distribution Agreement (this "Agreement") is made as of May 2, 2000 (the "Effective Date") by and between Retractable Technologies, Inc., a Texas corporation, with its principal offices at 511 Lobo Lane, Little Elm, Texas 75068 ("Manufacturer"), and Abbott Laboratories, an Illinois corporation ("Marketer"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064. The term "Marketer" as used herein shall include both Marketer and Marketer's Affiliates (as hereinafter defined).


                                   RECITALS

     WHEREAS, Manufacturer has developed and incorporated automated retraction technology to needle products;

     WHEREAS, Manufacturer desires to collaborate with Marketer with respect to the marketing and distribution of such needle products throughout all possessions, territories and commonwealths of the United States of America.; and

     WHEREAS, Marketer desires to collaborate with Manufacturer with respect to such needle products.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereto agree as follows:

1.   Definitions
     -----------

     In addition to the other terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise):

     1.1 "Affiliate" shall mean any corporation or other business entity controlled by, controlling of or under common control with a Party (as hereinafter defined). For this purpose, "control" of any corporation or other business entity shall mean direct or indirect beneficial ownership of at least fifty (50%) percent of the voting interests of such corporation or other business entity, or such other relationship that constitutes actual control of such corporation or other business entity.

     1.2 "Business Combination Transaction" shall mean any transaction or series of related transactions involving (a) any merger, consolidation, share exchange, reorganization, recapitalization, business combination or similar transaction unless, immediately following the consummation of such transaction or series of related transactions, the common shareholders of Manufacturer immediately prior thereto will continue to be holders of at least a majority of the common equity securities of the ultimate parent entity surviving such transaction or series of related transactions or (b) any sale or other transfer (other than to a directly or indirectly wholly-owned subsidiary of Manufacturer) of all or a substantial amount of the assets of Manufacturer or its subsidiaries, taken as a whole.

     1.3 "Calendar Quarter" shall mean a period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 or October 1 of any Calendar Year (as hereinafter defined).

     1.4 "Calendar Year" shall mean, for the first Calendar Year, that time period that commences on the Effective Date and ends on the following December 31, and for all subsequent Calendar Years, the twelve-month period commencing on January 1 and ending on December 31.

     1.5 "Confidential Information" shall mean the existence and terms of this Agreement, any and all technical data, information, materials and other know-how including, but not limited to, trade secrets presently owned by or developed by, or on behalf of either Party and/or its Affiliates during the term of this Agreement, which relate to the Products (as hereinafter defined), their development, manufacture, regulatory filings, promotion, marketing, distribution, sale or use and any and all financial data and information relating to the business of either of the Parties and/or of their Affiliates, which a Party and/or its Affiliates discloses to the other Party and/or its Affiliates in writing and identifies as being confidential, or if disclosed orally, visually or through some other media, is identified as confidential at the time of disclosure and is summarized in writing within thirty (30) days of such disclosure and identified as confidential, except any portion thereof which:

         (a) is known to the receiving Party and/or its Affiliates at the time of the disclosure, as evidenced by its written records;

         (b) is disclosed to the receiving Party and/or its Affiliates by a Third Party having a right to make such disclosure;

         (c) becomes patented, published or otherwise part of the public domain through no fault of the receiving Party and/or its Affiliates;

         (d) is independently developed by or for the receiving Party and/or its Affiliates without use of Confidential Information disclosed hereunder as evidenced by its written records; or

         (e)  is required by law to be disclosed.

     1.6 "Current Good Manufacturing Practices" or "cGMPs" shall mean the current Good Manufacturing Practices as described in 21 CFR 211, as amended or updated from time to time.

     1.7 "Demonstration Product" shall mean Product provided by Manufacturer to Marketer at no charge for use in demonstrating the features and benefits of the Product to customers.

     1.8 "Distribution Margin" shall mean Net ASP (as hereinafter defined) minus Net Cost (as hereinafter defined).

     1.9 "Distribution Margin Percentage" shall mean the percentage derived from the following calculation: (Net ASP - Transfer Price + Marketer Fee)/ Net ASP. An example of such calculation is provided in Exhibit 1.9.
                                              -----------

     1.10 "Distributor" means a natural person, corporation, partnership, trust, joint venture, or other business entity or organization that is not a Wholesaler (as hereinafter defined), and that primarily sells or resells Products to end users.

     1.11 "Distributor Reversal" means, with respect to a Product, the difference between the Distributor's acquisition cost for a Product and the contract price at which the Distributor sold such Product to an end user.

     1.12 "Hospital Market" shall mean (a) all customers in the Territory (as hereinafter defined) with a minimum of ten (10) in-patient beds; (b) all other customers in the Territory purchasing any Product (or eligible to purchase any Product) under purchasing contracts entered into by customers referenced in
Section 1.12 (a); and (c) any group purchasing organization in which customers referenced in Section 1.12 (a) and (b) form a majority of the members.

     1.13 "Marketer Fee" shall mean the payment due to Marketer from Manufacturer per unit of Product sold by Marketer.

     1.14 "Net ASP" shall mean the net average sales price which is determined by dividing the Net Sales (as hereinafter defined) by the number of Saleable Units of each Product attributable to such Net Sales.

     1.15 "Net Cost" shall mean the Transfer Price minus Marketer Fee.

     1.16 "Net Sales" shall mean the gross sales of a particular Product billed to customers by Marketer in the Territory, less: (a) allowances and adjustments separately and actually credited or payable to customers, including credit for damaged, outdated and returned products; (b) trade discounts booked; (c) cash discounts booked; (d) transportation charges (including transportation insurance costs), handling charges, sales taxes, excise taxes and duties and other similar charges invoiced to customers; (e) rebates, management/administrative fees, and
(f) wholesaler/distributor reversals paid or payable, if any. Any discount allowance or rebate or management/administrative fee for the Product which is given to a customer due to the purchase of a product other than the Product or due to the purchase of any service (whether or not relating to the Product), shall not be taken into consideration for the calculation of Net Sales. Distribution of Samples also shall not be taken into consideration for the calculation of Net Sales. As used herein, "management/administrative fee" shall mean a fee paid to a customer or Third Party (as hereinafter defined) with respect to the provision of services to such customer or Third Party.

     1.17 "Patent Rights" shall mean all United States patents and patent applications owned or controlled by, or licensed to Manufacturer with a right to sublicense, during the term of this Agreement, which relate to the Products including, but not limited to, the patents and patent applications listed in
Exhibit 1.17, and all substitutions, extensions, reissues, renewals, divisions,
------------
continuations, improvements or continuations-in-part therefor or thereof.

     1.18 "Party" shall mean Abbott Laboratories or Retractable Technologies, Inc., and "Parties" shall mean Abbott Laboratories and Retractable Technologies, Inc.

     1.19 "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, and any other entity or organization.

     1.20 "Product" or "Products" shall mean one, several, or all of the products listed on Exhibit 1.20, including any subsequent versions of such
                   ------------
Products.

     1.21 "Purchase Forecast" shall mean a written forecast which estimates, in accordance with Section 3.1 of this Agreement, the amount of each Product Marketer shall purchase from Manufacturer.

     1.22 "Purchase Order" shall mean a firm order specifying the amount of each Product to be purchased by and delivered to Marketer.

     1.23 "Saleable Unit" shall mean the smallest amount of each Product that can be purchased and sold by Marketer as specified on Exhibit 1.20.
                                                      ------------

     1.24 "Sample(s)" shall mean Product provided to a Third Party at no charge for use in evaluating the performance of the Product.

     1.25 "Territory" shall mean all possessions, territories and commonwealths of the United States of America.

     1.26 "Third Party" shall mean any Person that is not a Party or an Affiliate of a Party.

     1.27 "Transfer Price" shall mean the price paid by Marketer for a Product. Transfer prices are listed on Exhibit 1.20.
                              ------------

     1.28 "Wholesaler" shall mean a natural person, corporation, partnership, trust, joint venture, or other business entity or organization that purchases products from Marketer and primarily sells or resells Products to end users which end users have contracts with the Parties at a price less than the price at which Marketer invoices such Products to such entity, and who customarily processes a reversal based upon the differences between such prices.

     1.29 "Wholesale Acquisition Cost" or "WAC" means, with respect to a Product, the price at which Marketer invoices such Product to a Wholesaler.

     1.30 "Wholesaler Network"  is the aggregate of the Wholesalers.

     1.31 "Wholesaler Reversal" means, with respect to a Product, the difference between the WAC for a Product and the contract price at which the Wholesaler sold such Product to an end user in the Hospital Market.

2.   Marketing and Distribution

     2.1  Marketer/Distributor Appointment. As of the Effective Date,
          --------------------------------
Manufacturer appoints Marketer, and Marketer accepts appointment, as the non-exclusive marketer and distributor of the Products (as listed on Exhibit
                                                                     -------
1.20) to the Hospital Market in the Territory, with the right to commercially
----
distribute the Product to customers in the Hospital Market the Territory, including all activities ancillary thereto (including, without limitation, warehousing, order entry, shipping, billing and collection, promotional, advertising, marketing and sales activities), provided, however, that if any
                                              --------- -------
customer in the Hospital Market agrees in writing to a purchasing agreement with Marketer and actually purchases a Product through said purchasing agreement then Marketer shall have the sole and exclusive right to distribute to such customer. Marketer may appoint sub-distributors in the Territory. Marketer's efforts to market and distribute the Products in the Territory shall be at least commensurate with those used to market and distribute its own products of similar nature and comparable market potential and Marketer shall to the extent possible add Products to Marketer's group purchasing contracts. Manufacturer and Marketer shall be the only marketers of the Products in the Hospital Market in the Territory and Manufacturer shall not appoint another marketer in the Hospital Market in the Territory during the term of this Agreement.

     2.2  Marketing Plans and Promotional Materials. Marketer shall draft a
          -----------------------------------------
marketing plan for the Products on an annual basis, provided, however, that such
                                                    --------  -------
marketing plan shall not be implemented without the prior written consent of Manufacturer, which consent shall not be unreasonably withheld. Marketer has the right to use Manufacturer's Proprietary Marks (as defined in 8.1) and to create promotional materials for the Products, provided, however, such proprietary and
                                        --------  -------
promotional materials shall not be used by Marketer to promote the Products without the prior written consent of Manufacturer, which consent shall not be unreasonably withheld.

     2.3  Coordination/Transition Efforts.
          -------------------------------

     (a)  General. Designated representatives of Marketer and Manufacturer
          -------
shall meet once per Calendar Quarter at Manufacturer's facility in Little Elm, Texas, or other designated place, during the term of this Agreement to coordinate sales, marketing, and distribution efforts for the Products.

     (b)  Research and Development. Within thirty (30) days of the Effective
          ------------------------
Date of this Agreement, Manufacturer and Marketer shall form a team composed of not less than two (2) members from each of Manufacturer and Marketer (the "New Product Team"). Within ninety (90) days of the Effective Date, the New Product Team shall have drafted a proposed plan for bringing to market new products using retractable technology (the "New Product Plan"). The New Product Plan shall be subject to the written approval of both the Manufacturer and Marketer before implementation of such plan.

     (c)  Inventory. Within thirty (30) days of the Effective Date, the
          ---------
Parties shall use reasonable commercial efforts to complete an inventory assessment of all Products held by Wholesalers and Distributors as of the Effective Date; the results of such inventory assessment shall be used to determine appropriate Wholesaler or Distributor Reversal adjustments as described in Section 2.3(d) hereof. Marketer, for its sole account, shall pay for all costs and expenses, including without limitation transportation costs, associated with conducting the inventory assessment described in the preceding sentence.

     (d)  Wholesaler and Distributor Reversal Adjustment. Marketer shall assume
          ----------------------------------------------
Manufacturer's liability for all Wholesaler and Distributor Reversals for Products Manufacturer sold to the Wholesaler Network and Distributors prior to the date of Marketer's first sale of the Products. (the "First Sales Date"). As compensation for Marketer assuming such Wholesaler and Distributor Reversal liability for Products Manufacturer sold to the Wholesaler Network and Distributors, Manufacturer shall pay to Marketer within sixty (60) days after the Parties complete the inventory assessment described in Section 2.3(c) hereof, the actual amount of Wholesaler Reversals paid by Marketer to the Wholesaler Network with respect to Products sold by Manufacturer prior to the First Sales Date. In the event that not all Product inventory held by Wholesalers and Distributors as of the date the Parties complete the inventory assessment described in Section 2.3(c) hereof is sold to end users sixty (60) days after such date, Manufacturer shall pay to Marketer, at the end of each subsequent thirty (30) day period, the actual amount of Wholesaler Reversals paid by Marketer to the Wholesaler Network with respect to sales to end users in the Hospital Market during each such thirty (30) day period of any such.

     In the event Manufacturer elects or is requested by Marketer to issue a credit to the Wholesaler Network for Wholesaler Reversals with respect to Products sold by Manufacturer prior to the First Sales Date, Manufacturer will be entitled to offset the amount of any such credit against its liability to Marketer for the Wholesaler Reversals calculated pursuant to this Section 2.3(d).

     2.4  Customer List. Within ninety (90) days of the Effective Date,
          -------------
Manufacturer shall meet with Marketer to review Manufacturer's existing contracts, including group purchasing contracts, and supply Marketer with a list of all of Manufacturer's customers within the Territory.

     2.5  Contract Delegation. Within ninety (90) days of the Effective Date,
          -------------------
Manufacturer shall designate Marketer as Manufacturer's marketing, sales, and distribution representative under all of Manufacturer's existing group purchasing contracts.

     2.6  Reservation of Rights. Manufacturer reserves the right to appoint
          ---------------------
other authorized distributors or resellers outside the Hospital Market or Territory without restriction. Marketer shall have no right to directly solicit sales of, promote, advertise, market, buy, or sell Product outside the Territory. Marketer shall use commercially reasonable efforts to ensure that Products sold within the Territory are not used outside the Territory. If Marketer discovers that Products sold by Marketer to a Third Party are being used outside the Territory, then Marketer shall discontinue sales of Products to such Third Party until such time as such Third Party discontinues using Products outside the Territory. When Marketer notifies Manufacturer that Products sold by Manufacturer to a Distributor are being resold inside Marketer's Hospital Market within the Territory, then Manufacturer shall discontinue sales of Products to such Distributor until such time as such Distributor discontinues selling Products inside the Hospital Market within the Territory.

     2.7  Notice of Business Combination Transaction Proposals. Until the
          ----------------------------------------------------
expiration or termination of this Agreement pursuant to Section 9 of this Agreement, Manufacturer shall notify Marketer in writing (a "Proposal Receipt Notice") promptly, and in any event no later than five (5) business days after the receipt by Manufacturer of any proposal to enter into any agreements or understandings regarding any Business Combination Transaction. Each Proposal Receipt Notice shall include, to the extent possible, a detailed explanation of the nature of such proposal, including the proposed terms and conditions of any proposed transaction, and the identity of the Person or Persons making such proposal or on whose behalf such proposal is made.

     2.8  Right of First Negotiation. Prior to the expiration or termination
          --------------------------
of this Agreement, Manufacturer shall not enter into any agreements, or understandings with any Person, other than (i) discussions with Manufacturer's financial, legal, accounting or other advisors and (ii) customary financial, legal or accounting advisory, consulting or similar agreements, that relate to or provide for any Business Combination Transaction, unless Manufacturer first:

          (a) provides Marketer with written notice of its intention to enter into any such agreements or understandings, which notice shall include a detailed explanation of the nature of the agreements, or understandings that Manufacturer proposes to enter into, including the proposed terms and conditions of any such agreements or understandings, and the identity of any Persons and classes of Persons with whom Manufacturer intends to enter into any such agreement or understanding (a "Business Combination Notice"); and

          (b) negotiates solely, exclusively and in good faith with Marketer for a period of not less than sixty (60) days from the date of Marketer's receipt of the corresponding Business Combination Notice (the "Exclusive Negotiating Period") regarding entering into a Business Combination Transaction with Marketer on terms at least as favorable to Manufacturer as the proposed terms and mutually acceptable to Marketer and Manufacturer.

3.   Forecasts, Orders, and Deliveries
     ---------------------------------

     3.1  Forecasts. At least thirty (30) days prior to the end of each Calendar
          ---------
Quarter during the term of this Agreement, Marketer shall provide to Manufacturer a rolling twelve (12) month Purchase Forecast which shall specify firm orders of Products to be delivered by Manufacturer to Marketer for the first Calendar Quarter and an estimated forecast for the following three Calendar Quarters. Attached as Exhibit 3.1 is a Purchase Forecast for the first
                               -----------
twelve (12) months following the Effective Date and an estimated forecast for the following four (4) years.

     3.2  Purchase Orders. Each Purchase Order for Product shall be governed
          ---------------
by the terms of this Agreement, and none of the provisions of such Purchase Order shall be applicable except those specifying quantity ordered, delivery dates, special shipping instructions and invoice information. Each Purchase Order shall specify quantities consistent with quantities forecasted on the applicable Purchase Forecast.

     3.3  Minimum and Maximum Orders. Marketer shall have the right to order
          --------------------------
each Product in amounts which range from ninety percent (90%) to one-hundred ten percent (110%) of the firm order amounts specified in the Purchase Forecast for the applicable Calendar Quarter. If Marketer places Purchase Orders for additional quantities of any Product above one-hundred ten percent (110%) of the quantity forecasted, then Manufacturer shall use commercially reasonable efforts to produce and deliver to Marketer said additional quantities within ninety (90) days of issuance of the Purchase Order. Marketer acknowledges that Manufacturer is not obligated to meet all of Marketer's demands for any Product, provided, however, that in the event that demand for Products exceeds Manufacturer's production capabilities, Manufacturer shall allocate production resources based on forecasted orders specified in Marketer's Purchase Forecast.

     3.4  Delivery and Shipping. Manufacturer shall deliver all Product F.O.B.
          ---------------------
the Manufacturer's facility in Little Elm, Texas to any of the five (5) distribution centers designated by Marketer as set forth in Exhibit 3.4. Title
                                                            -----------
and risk of loss shall pass to Marketer at such time that Product is loaded onto a carrier designated by Marketer. Shipment shall be via such carrier. Marketer shall be responsible for all shipping costs. If Marketer does not provide monthly shipping instructions, then Marketer shall pay a Twenty-Five Dollar ($25.00) per month per pallet storage fee.

     3.5  Return of Defective Shipment. Marketer shall notify Manufacturer in
          ----------------------------
writing of any defect or shortage in the quantity of any shipment of Product no later than ten (10) business days following receipt of the Product. In the event of any such defect or shortage, Manufacturer shall, at Manufacturer's choice, replace the defective Product or make up the shortage if replacement stock is available in the next shipment of Product, but in any case no later than twenty
(20) days or, if no such replacement stock is available, as soon as reasonably practical after receiving such notice, at no additional cost to Marketer.

     3.6  Product Returns to Marketer. All Products shipped to Marketer from
          ---------------------------
Manufacturer shall have a Marketer lot number. Marketer will not accept any Product without a Marketer lot number. Marketer shall only be responsible for processing customer returns that have a Marketer lot number and that are returned in accordance with Marketer's Returned Goods Policy, which is attached hereto as Exhibit 3.6. Promptly after the Effective Date, Marketer shall supply
          -----------
Manufacturer with lot number suffices and lot number blocks.

     3.7  Samples. Manufacturer and Marketer shall meet within thirty (30) days
          -------
from the Effective Date to develop by mutual agreement a program for Samples whereby Manufacturer shall provide Samples to Marketer at no charge in accordance with a monthly forecast (the "Sample Forecast"). If Marketer requires Samples in excess of the Sample Forecast, then Marketer must pay for each Sample the Transfer Price minus the Marketer Fee. Sample programs and Sample Forecasts shall be updated quarterly to reflect new Products as they are launched.

     3.8  Demonstration Product. Manufacturer and Marketer shall meet within
          ---------------------
thirty (30) days from the Effective Date to develop by mutual agreement a program for Demonstration Product, whereby Manufacturer shall provide Demonstration Product to Marketer in order for Marketer's sales representatives to demonstrate the features and benefits of the Products to the end-user customer. Demonstration Product shall be supplied in accordance with a quarterly forecast (the "Demonstration Product Forecast"). If Marketer requires Demonstration Product in excess of the Demonstration Product Forecast, then Marketer must pay for each Demonstration Product the Transfer Price minus the Marketer Fee. Demonstration Product programs and Demonstration Product Forecasts shall be updated quarterly.

4.   Quality Assurance.
     -----------------

     4.1  Compliance. Manufacturer shall comply with all applicable local or
          ----------
municipal, state, and federal laws, and regulations concerning the manufacture of the Products. Manufacturer shall promptly notify Marketer of any impending visit or inspection, or significant inquiry, by a regulatory authority with regards to any Product.

     4.2  Product Requirements. Manufacturer must comply with all product
          --------------------
specifications, quality assurance procedures, and labeling specifications provided to Marketer and attached hereto as Exhibit 4.2. Such specifications and
                                            -----------
procedures may not be modified, changed or added to without prior written notification to Marketer ("Product Change Notification"). Any subsequent or replacement versions of Products listed on Exhibit 1.20 developed and
                                           ------------
manufactured by Manufacturer may be added to the Products marketed and distributed by Marketer under the general terms and conditions of this Agreement.

     4.3  Complaint Handling and Customer Service. Any and all product
          ---------------------------------------
complaints of which Marketer becomes aware relating to the Products during the term of the Agreement shall promptly be forwarded to Manufacturer. Notification shall be given by telephone, with a facsimile confirmation following within (1) business day. Marketer shall be responsible for addressing all product complaints related to Marketer's distribution, order processing, shipping and handling of Products. Manufacturer shall be responsible for addressing all other product complaints.

     4.4  Recalls. In the event Manufacturer shall be required (or shall
          -------
voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report with respect to, any Product manufactured by Manufacturer and distributed by Marketer pursuant to this Agreement, whether or not such recall, withdrawal, field correction or field report has been requested or ordered by FDA, Manufacturer shall notify Marketer, and Marketer shall fully co-operate with Manufacturer to implement the same. Manufacturer shall make all contacts with the FDA and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction or field alert report, and Manufacturer shall make all statements to the media, including press releases and interviews for publication or broadcast. Marketer agrees to make no statement to the media, except to refer the media to the Manufacturer for comment, unless otherwise required by law, and in any such event, Marketer shall cooperate with Manufacturer on the content of any such statement. Manufacturer shall indemnify Marketer against all reasonable and necessary costs and expenses which Marketer may incur as a result of any recall, withdrawal, field correction or field alert to the extent that it is the direct result of any fault or omission attributable to Manufacturer. Marketer shall indemnify Manufacturer against all reasonable and necessary costs and expenses which Manufacturer may incur as a result of any recall, withdrawal, field correction or field alert to the extent that it is the direct result of any fault or omission attributable to Marketer.


5.   Pricing and Payments.
     --------------------

     5.1  Transfer Prices.
          ---------------

          (a) The Transfer Prices for the Products set forth in Exhibit 1.20
                                                                ------------
shall be firm for the first Calendar Year of this Agreement. Thereafter, the Parties shall meet annually to discuss changes to Transfer Prices for the Products. Any adjustment to the Transfer Prices of the Products shall be agreed upon in writing by both Parties.

          (b) In addition, Manufacturer shall be allowed an annual inflationary adjustment to the

Transfer Prices for demonstrable increases in raw material and/or labor costs. Such annual inflationary increases shall be limited to the lesser of the annual percentage increase for the most recent twelve (12) month period for which figures are available in the Consumer Price Index (CPI), issued by the Bureau of Labor Statistics, U.S. Department of Labor, or Marketer's annual inflationary price increase to end user customers.

     5.2  Invoice and Payment. Manufacturer shall invoice Marketer upon shipment
          -------------------
of Product. Marketer shall make payment by wire transfer net thirty (30) days from the date of Manufacturer's invoice. Manufacturer's invoice may be accompanied by copies of receipts or any other supporting information.

     5.3  Monthly Sales Reports. Not later than twenty (20) days after the last
          ---------------------
day of each month Marketer shall provide to Manufacturer Net Sales information for each Product for the preceding month. Such report shall also detail for each purchase: i) the purchaser's name and identification number, and ii) the quantity and net price of each Product sent to the purchaser. Each Calendar Quarter, the Marketer shall provide a report of product sales by contract, if any, under which each purchase was made.

     5.4  Quarterly Payments
          ------------------

     (a) Within thirty (30) days of the end of each Calendar Quarter, Marketer shall issue to Manufacturer a quarterly sales report ("Quarterly Sales Report") identifying the amount of Product sold by Marketer during the preceding Calendar Quarter. Manufacturer shall pay to Marketer a Marketer Fee of ten cents ($.10) per unit of Product sold in the preceding Calendar Quarter. Such Marketer Fee is due and payable within forty-five (45) days after receipt of the Quarterly Sales Report.

     (b) If the Distribution Margin does not exceed $.25, then Marketer shall retain the portion of the Distribution Margin which is less than or equal to $.25. If the Distribution Margin does exceed $.25, then Marketer and Manufacturer shall divide equally any portion of the Distribution Margin which exceeds $.25 and is equal to or less than $.35, and Marketer shall retain any portion of the Distribution Margin which is less than or equal to $.25 and any portion of the Distribution Margin which exceeds $.35. Marketer and Manufacturer shall split profits in accordance with this Section 5.4(b) on a quarterly basis. An example of this profit splitting arrangement is attached hereto as Exhibit
                                                                      -------
5.4(b).
------

     5.5  Resale Product Prices. Marketer shall have sole discretion to set
          ---------------------
resale prices for Products purchased from Manufacturer, however, Marketer's Net ASP of a Product shall not be less than the Marketer's Net Cost of said Product.

     5.6  Taxes. Any federal, state, county or municipal sales or use tax,
          -----
excise, customs charges, duties or similar charge, or any other tax assessment (other than taxes assessed against Manufacturer's income), license, fee, or other similar charge lawfully assessed or charged on the sale or transportation of Product sold shall be paid by Marketer.

     5.7  Audit of Marketer. Marketer shall keep and maintain books and
          -----------------
records reasonably required to determine accurately Net Sales and amounts payable to Manufacturer hereunder. Once per Calendar Year, Manufacturer shall have the right, at its cost, to have audited Marketer's books and records kept pursuant to this Agreement to determine whether there was any mistake or impropriety in determining amounts payable to Manufacturer by Marketer during the current or previous Calendar Year. Such audits shall be conducted by an independent auditing or accounting firm chosen by the auditing party and agreed to by the audited party, such agreement not to be unreasonably withheld. Any audit hereunder shall be preceded by no less than thirty (30) days' prior written notice of intent to audit, and shall be conducted during normal business hours, at an agreed upon date and time. The independent auditing or accounting firm may reveal to Manufacturer only the existence and the amount of any discrepancy. If an audit reveals any underpayment or overpayment by Marketer, the Parties shall reconcile such discrepancy within fifteen (15) days from date of audit completion. If an audit reveals an underpayment greater than five (5%) between amounts due and amounts paid to Manufacturer, then Marketer shall reimburse Manufacturer for the cost of such audit. Marketer's books and records and any audit report shall be considered Confidential Information by Manufacturer. If Manufacturer decides to employ the use of an independent auditing or accounting firm pursuant to the terms of this Section 5.7, then such auditor shall execute a written confidentiality agreement with Marketer, which confidentiality agreement shall be at least as stringent as that provided herein. The scope of such auditor's report to the Manufacturer shall be strictly limited to the scope of the audit permitted pursuant to the terms of this Agreement and a copy of such report shall be delivered to both Parties.

6.   Equity Investment
     -----------------

     As of the Effective Date, Marketer shall invest Five Million Dollars (US$5,000,000) in Manufacturer's Series IV Class B Convertible Preferred Stock in accordance with the terms and conditions of the Subscription Agreement under Manufacturer's Private Placement Memorandum dated January 11, 2000, attached hereto as Exhibit 6.
          ---------

7.   Loan Documents
     --------------

     Marketer and Manufacturer agree to negotiate in good faith the terms and conditions of a credit agreement and a security agreement pursuant to which Marketer shall loan to Manufacturer Five Million Dollars (US$5,000,000) within five (5) business days of the Effective Date. The loan shall (1) accrue interest from the date the loan is granted, (2) bear interest at an annual rate equal to one percent (1%) plus the Prime Rate (as hereinafter defined), and (3) interest shall be repayable no earlier than June 30, 2001. "Prime Rate" means that rate of interest per year announced from time to time by The Northern Trust Company called its prime rate.


8.   Intellectual Property
     ---------------------

     8.1  Proprietary Marks and Good Will. "Manufacturer's Proprietary Marks"
          -------------------------------
include all trademarks, trade names, and logotype employed by Manufacturer and include, but are not limited to: i) the name "VanishPoint", ii) the letters "RT" surrounded by an oval; and iii) the graphic depiction of a needle surrounded by a spring.

     Marketer agrees that its use of Manufacturer's Proprietary Marks shall enure to the benefit of Manufacturer. Marketer hereby: i) acknowledges the validity of Manufacturer's Proprietary Marks; ii) acknowledges that Manufacturer is the owner of Manufacturer's Proprietary Marks and of all goodwill associated with Manufacturer's Proprietary Marks or with the Products;
iii) agrees not to acquire any interest in, infringe upon, contest, or take any other action to injure or to assist another to injure Manufacturer's rights in Manufacturer's Proprietary Marks; and iv) agrees that any interest which may be acquired by Marketer during the term of this Agreement or within one year thereafter in Manufacturer's Proprietary Marks or in goodwill associated with Manufacturer's Proprietary Marks or the Products, whether in the Territory or elsewhere, shall be acquired on behalf of and for the benefit of Manufacturer and shall be assigned to Manufacturer upon request at no charge.

         Marketer shall use Manufacturer's Proprietary Marks only in connection with Manufacturer's Products, and only during the term of this Agreement. Marketer shall seek to benefit from the goodwill associated with Manufacturer's Proprietary Marks or the Products only during the term of this Agreement and only within the Territory. Marketer shall promptly report to Manufacturer any violation of Manufacturer's rights in Manufacturer's Proprietary Marks or goodwill of which Marketer becomes aware.

9.       Term and Termination
         --------------------

         9.1 Term and Termination. Marketer's distribution obligations under
             --------------------
this Agreement shall commence on the Effective Date and the initial term shall expire five (5) years from the end of the first month in which Marketer records commercial sales of a Product, provided, however, that in no event shall the initial term extend beyond June 30, 2005. The Agreement shall renew automatically for a subsequent three (3) year term (the "Second Term" ) if, twelve (12) months prior to the expiration of the initial term, Marketer has achieved total sales of at least eighty-five (85) percent of the cumulative forecasted sales as described in Exhibit 9.1. Upon renewal Marketer shall
                                 -----------
provide Manufacturer with a five (5) year sales forecast which shall be at least equal to Marketer's annual sales level at the time of the renewal. Following the expiration of the subsequent three (3) year term the Agreement shall renew automatically for additional one (1) year terms unless terminated earlier by either Party pursuant to the terms of this Agreement.

         9.2 Termination By Manufacturer. If Marketer fails to achieve the sales
             ---------------------------
required for automatic renewal as described in Section 9.1, Manufacturer may terminate this Agreement with twelve (12) months prior written notice. Twelve
(12) months prior to the expiration of the Second Term, or anytime thereafter, Manufacturer may terminate this Agreement with twelve (12) months prior written notice.

         9.3 Termination by Marketer. Marketer may terminate this Agreement upon
             -----------------------
one hundred eighty (180) days prior written notice to Manufacturer if Marketer's Distribution Margin Percentage decreases below ten percent (10%) for two (2) consecutive Calendar Quarters for the Products then distributed. Distribution Margin Percentage shall be calculated as described in Exhibit 1.9.
                                                      -----------

         9.4 Termination for Breach. Either Party may terminate this Agreement
             ----------------------
upon sixty (60) days written notice of the other Party's breach of a material term or condition of this Agreement, provided that such termination shall not take effect if the other Party remedies such breach, to the terminating Party's reasonable satisfaction, within such sixty (60) day notice period.

         9.5 Termination for Insolvency. Either Party may terminate this
             --------------------------
Agreement by giving the other at least sixty (60) days prior written notice upon the bankruptcy or insolvency of the other Party.

         9.6 Termination Upon Acquisition. Either Party may terminate this
             ----------------------------
Agreement by giving the other Party at least one hundred and twenty (120) days prior written notice following the acquisition by the other Party of a Third Party which makes, has made, uses, offers for sale, and/or sells products which directly compete with the Products. In addition, either Party may terminate this Agreement by giving the other Party at least one hundred and twenty (120) days prior written notice following the acquisition of the other Party by a Third Party which makes, has made, uses, offers for sale, and/or sells products which directly compete with the Products.

         9.7 Effect of Termination.
             ---------------------

             (a) Accrued Obligations. Except as otherwise provided, expiration
                 -------------------
or termination of this Agreement for any reason shall not release any party hereto from liability accrued under this Agreement prior to such expiration or termination, nor preclude either party hereto from pursuing any rights or remedies accrued prior to such expiration or termination or accrued at law or in equity with respect to any breach of this Agreement.

             (b) Inventory. Within thirty (30) days after the expiration or
                 ---------
termination of this Agreement, Marketer shall use its reasonable efforts to provide Manufacturer with a complete inventory list of Products in Marketer's possession or control. Within thirty (30) days after Manufacturer's receipt of such inventory list, Manufacturer may inspect Marketer's Product inventory and audit Marketer's records with respect to Product inventory during normal business hours and upon at least two (2) weeks prior notice. Marketer's records with respect to Product inventory shall be considered Confidential Information of Marketer by Manufacturer.

             (c) Return of Materials. All trademarks, trade names, patents,
                 -------------------
formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind provided by Manufacturer shall remain the property of Manufacturer. Within thirty (30) days after the effective date of termination of this Agreement, Marketer shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to Manufacturer, as Manufacturer may direct, at Manufacturer's expense. Marketer shall not make or retain any copies of any confidential items or information which may have been entrusted to it; however, Marketer may retain one copy of each such item or information received by it hereunder and notes regarding the same, provided that said copy shall be retained and used solely for compliance purposes and shall be held in Marketer's confidential file. Effective upon the termination of this Agreement, Marketer shall cease to use all trademarks and trade names of Manufacturer related to Product in the Territory. During the term of this Agreement and after any termination or expiration of this Agreement, Manufacturer shall have the right to continue to use and disclose for any purpose customer lists, customer data and other customer information and any and all clinical trial results and other data relating to the Product and provided by Marketer to Manufacturer during the term of this Agreement.

             (d) Products. Upon termination of this Agreement, Manufacturer
                 --------
shall have the option to repurchase from Marketer all or any portion of Products remaining in Marketer's inventory, FOB Marketer's facility, at the Transfer Prices paid by Marketer for those Products under first-in first-out accounting principles. Any Products tendered for repurchase by Marketer to Manufacturer shall be in new and original condition and in Saleable Unit sizes. If this Agreement is terminated pursuant to Section 9.5, then Marketer shall have the right to market and distribute all remaining inventory in Marketer's possession as of the date of termination of this Agreement.

              (e) Transition. Upon termination of this Agreement, Marketer
                  ----------
and Manufacturer shall diligently cooperate to effect a smooth and orderly transition in the distribution of the Product in the Territory. From the time that a notice of termination is received by either party until the effective termination date, Marketer shall refer all Product inquiries to Manufacturer and shall cooperate fully with any newly-appointed distributors.

              (f) No Renewal, Extension or Waiver.  Acceptance of any order
                  -------------------------------
from, or sale of, any Product to Marketer after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by Manufacturer.

         9.8  Survival. The provisions of Sections 5.1, 5.4, 8.1 and 9.7, and
              --------
Articles 4, 6, 7, 10, 11 and 12 shall survive the expiration or termination of this Agreement for any reason. Any other provisions of this Agreement contemplated by their terms to pertain to the period of time following termination or expiration of this Agreement shall survive.

10       Guarantees, Warranties and Indemnification.
         ------------------------------------------

         10.1 Manufacturer Guarantees. Manufacturer guarantees to Marketer that
              -----------------------
Products delivered to Marketer pursuant to this Agreement shall have been manufactured in accordance with all applicable state and federal laws and regulations, including cGMPs.

         10.2 Marketer Warranties.
              -------------------

         (a) Marketer warrants that it has full power and authority to enter into this Agreement and shall carry out the distributorship granted hereunder in good faith. Marketer further warrants that it has made no commitments inconsistent with this Agreement.

         (b) Marketer shall sell Products only in Saleable Units. Marketer shall not make any warranties or representations regarding the Products beyond those warranties and representations which are expressly issued or approved by Manufacturer in writing or which are included in Manufacturer's promotional or informational materials.

         (c) Marketer shall pass on to customers Manufacturer's standard limited warranties and disclaimers. Marketer further agrees not to represent the Products in a manner that is inconsistent with the Products' label claims or the Product literature or to otherwise misrepresent the Products.

         (d) Marketer warrants that in the event that Marketer, during the term of this Agreement, obtains rights to needle technology by purchase, amalgamation, merger, or Business Combination Transaction, which rights would be infringed by the manufacture, use, offer for sale, or sale of Products by Manufacturer, Marketer shall not assert such rights against Manufacturer during the term of this Agreement and Marketer shall continue to meet its obligations under the terms of this Agreement.

         10.3 Manufacturer Warranties.
              -----------------------

              (a) Manufacturer warrants that, it has full power and authority to enter into this Agreement and grant to Marketer the distributorship granted hereunder. Manufacturer further warrants that it has made and shall make no commitments inconsistent with this Agreement.

              (b) Manufacturer warrants that, to the best of its knowledge, it is unaware of any Third Party intellectual property rights, including but not limited to, patent, trademark, copyright, and/or trade secret rights that would be infringed as a result of the making, using, offering for sale, and/or selling of Products in the Territory. Manufacturer further warrants that it does not have current communications from Third Parties alleging that the making, using, offering for sale, and/or selling of Products in the Territory is an infringement of any Third Party's intellectual property right.

              (c) Manufacturer warrants that after due inquiry and to its best knowledge and belief, it has the right to make, use, offer for sale, and/or sell products that are within the scope of the Patent Rights.

              (d) Any warranty for the Products shall run directly from Manufacturer to customers, notwithstanding the fact that customers may return Products to Marketer and not to Manufacturer. Marketer shall not make any warranty or representation to any customer which is more protective of such customer than the warranties and/or representations provided by Manufacturer. For purposes of clarification, the sole remedy of customers in the case of defective Product shall be that Manufacturer shall replace such returned defective Product.

              (e) Manufacturer's liability for failure of the Products to conform with any other implied warranty, express warranty or specification required for conformance with this Agreement shall be limited to a return of the purchase price paid by Marketer.

         10.4 Marketer Indemnification. Marketer shall indemnify, defend and
              ------------------------
hold Manufacturer and its Affiliates and their officers, directors, employees, and representatives harmless from and against any and all Third Party claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney's fees) arising out of, related to or in connection with: (a) the breach of Marketer's warranties, representations or covenants set forth in this Agreement; (b) any claim alleging noncompliance by Marketer with the Food, Drug and Cosmetic Act and the regulations promulgated thereunder; and/or (c) any wrongful or negligent acts or omissions on the part of Marketer's employees, agents or representatives, except to the extent caused by any wrongful or negligent acts or omissions on the part of Manufacturer's employees, agents or representatives.

         10.5 Manufacturer Indemnification. Manufacturer shall indemnify, defend
              ----------------------------
and hold Marketer and its Affiliates and their officers, directors, employees, and representatives harmless from and against any and all Third Party claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney's fees) arising out of, related to or in connection with: (a) the manufacture and shipment of Products to Marketer or the use or sale of Products including product liability claims, product recalls and government regulatory actions; (b) the breach of Manufacturer's warranties, representations or covenants set forth in this Agreement; (c) the termination by Manufacturer of any distributor of Products in the Territory (other than Marketer and any sub-distributor appointed by Marketer hereunder); and/or (d) the wrongful or negligent acts or omissions on the part of Manufacturer's employees, agents or representatives except to the extent caused by wrongful or negligent acts or omissions on the part of Marketer's employees, agents or representatives.

              Manufacturer shall: i) carry liability insurance with a minimum limit of five million dollars ($5,000,000); ii) list Marketer as an additional insured of the policy throughout the Term of this Agreement; and iii) provide Marketer with a certificate evidencing such insurance within thirty (30) days after execution of this Agreement.

         10.6 Conditions of Indemnification. When seeking indemnification under
              -----------------------------
this Agreement the Party seeking indemnification must, as a condition of indemnification, provide the indemnifying Party with: i) prompt notice of the reported or alleged defect, infringement, injury or claim; ii) the opportunity to investigate such claim, control the defense of such claim, and settle such claim at its discretion; iii) all information obtained by the Party seeking indemnification relating to any complaint or to any claimed or actual defect or deficiency regarding any Product, including, but not limited to, information relating to any legal proceeding involving Manufacturer, involving any Product, or involving Marketer in connection with Marketer's relationship with Manufacturer; and iv) such additional information and assistance as the indemnifying Party may reasonably require to defend against such claim. The indemnifying Party shall have the option to assume the other Party's defense in any such claim or suit with counsel reasonably satisfactory to the other Party. No settlement or compromise shall be binding on a Party hereto without its prior written consent, which consent shall not be unreasonably withheld. Each Party shall, to the extent allowed by law, regard as Confidential Information all matters referenced in this paragraph

         Except as otherwise provided, neither Party shall be liable for any special, incidental, indirect or consequential damages arising out of or relating to this Agreement; provided, however, this limitation shall not apply
                            --------  -------
to losses arising from Third Party claims for which a party is indemnified under the terms of this agreement.

11       Confidentiality and Public Announcements.
         ----------------------------------------

         11.1 Confidentiality. The Parties acknowledge and agree that during the
              ---------------
term of this Agreement, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Article 11. Each Party shall use the Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of five (5) years after termination or expiration of this Agreement for all Confidential Information excluding trade secrets. Trade secrets shall be kept confidential by the Receiving Party (as defined in Section 11.2 hereof) according to the terms set forth in Section 11.2.

         11.2 Handling of Trade Secrets. During the course of its performance
              -------------------------
hereunder, a Party (the "Disclosing Party") may desire or be requested to disclose Confidential Information to the other Party (the "Receiving Party"), which the Disclosing Party considers a trade secret. In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, the general nature of the trade secret information. The Receiving Party shall have ten (10) days to decide whether it wishes to have such trade secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any trade secrets so disclosed between the Parties shall be marked "Trade Secret," and the Receiving Party shall not disclose or use such trade secret for the term of this Agreement and for a period of five
(5) years after the expiration or termination of this Agreement except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the trade secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as "Trade Secret" that trade secret shall be handled as Confidential Information under Section 11.1.

         11.3 Public Announcements. Marketer and Manufacturer agree to mutually
              --------------------
approve the text of an initial press release to be jointly issued announcing the execution of this Agreement or the consummation of the transactions contemplated hereby and to consult with each other prior to making any other public statement concerning this Agreement and the transactions contemplated by this Agreement which approval shall not be unreasonably withheld. However, following the approval of any such press release, the facts and matters contained in such press release shall no longer be deemed Confidential Information. The foregoing shall not be deemed to prevent either party from making any public disclosure which may be required of either party or its Affiliates under the federal securities laws or by the rules and regulations of any national securities exchange upon which the securities of either party or its Affiliates are traded. However, if a party is required to make such a disclosure, the disclosing party shall notify the other party and provide the disclosure and the rationale for it in writing to the other party at least thirty (30) days prior to making such disclosure. The other party shall have the opportunity to review that portion of the disclosure which references such party or this Agreement or the subject matter of this Agreement and suggest changes or deletions to protect the Confidential Information, competitive position or sensitive commercial information of such party. The disclosing party shall implement such suggested changes to the extent allowed by applicable law or regulation.


12.      Miscellaneous.
         -------------

         12.1 Applicable  Law.  This Agreement shall be construed, interpreted
              ---------------
and governed by the laws of the State of Texas, except for choice of law rules.

         12.2 Alternative Dispute Resolution. The Parties agree that any dispute
              ------------------------------
that arises in connection with this Agreement shall first be presented to the respective presidents of Manufacturer and the Hospital Products Division of Marketer, or their designees, for resolution. If no resolution is reached, then such dispute may be resolved by Alternative Dispute Resolution ("ADR") in the manner described in Exhibit 12.2.
                    ------------

         12.3 Force Majeure. Any delay in the performance of any of the duties
              -------------
or obligations of either Party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of qualified equipment, material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected. The affected Party shall give prompt notice to the other Party of such cause, and shall take promptly whatever reasonable steps are necessary to relieve the effect of such cause. If such event prevents or will prevent performance of a material provision of this Agreement by one Party for more than six (6) months, then the other party may immediately terminate this Agreement upon written notice to the non-performing Party.

         12.4 Independent Contractors. The relationship of Manufacturer to
              -----------------------
Marketer established by this Agreement is that of an independent contractor. Nothing contained in this Agreement shall be construed to constitute Manufacturer as a partner, agent or joint venturer with Marketer or as a participant in a joint or common undertaking with Marketer. Neither party has any express or implied right under this Agreement to assume or create any obligation on behalf of or in the name of the other party, or to bind the other party to any contract, agreement or undertaking with any Third Party, and no conduct of the parties shall be deemed to infer such right.

         12.5 Notices. All notices hereunder shall be delivered personally, or
              -------
by registered or certified mail (postage prepaid), or by recognized private mail carrier or by facsimile with a confirmation copy sent by registered or certified mail (postage prepaid), to the following addresses of the respective Parties:

         If to Manufacturer:

                  Retractable Technologies, Inc.
                  511 Lobo Lane
                  Little Elm, Texas 75068
                  Attention: Thomas J. Shaw
                  Chief Executive Officer and President


         With a copy to:

                  Legal Department
                  511 Lobo Lane
                  Little Elm, Texas 75068
                  Attention: Michele Larios

         If to Marketer:

                  Senior Vice President
                  Hospital Products Division

                  Abbott Laboratories
                  200 Abbott Park Road
                  Abbott Park, Illinois 60064-3537

         With a copy to:

                  Divisional Vice President, D-322
                  Abbott Laboratories
                  100 Abbott Park Road
                  Abbott Park, Illinois  60064-3500

Notices shall be effective upon receipt if personally delivered or delivered by facsimile, or on the third business day following the date of mailing or the carrier receipt date if by private mail carrier. A Party may change its address listed above by notice to the other Party.

         12.6 Assignment. The Parties shall not assign this Agreement or any
              ----------
part thereof without the prior written consent of the other Party; provided, however, a Party may assign this Agreement to an Affiliate of such Party without consent of the other Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party then has hereunder.

         12.7 Entire Agreement. This terms and conditions contained herein
              ----------------
constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and shall supersede all previous communications and/or agreements between the Parties with respect to the subject matter hereof and thereof, respectively. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.

         12.8 Severability. This Agreement is subject to the restrictions,
              ------------
limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein

         12.9 Waiver - Modification of Agreement. No waiver or modification of
              ----------------------------------
any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by a Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.



                           [Signature page follows]

         The Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

ABBOTT LABORATORIES                           RETRACTABLE TECHNOLOGIES, INC.

By: /s/ Richard A. Gonzalez                   By: /s/ Thomas J. Shaw
   ------------------------------                -----------------------------

       Senior Vice President,
Title:   Hospital Products                    Title:          CEO
      ---------------------------                    -------------------------

Date:      May 2, 2000                        Date:        5/4/00
     ----------------------------                  ---------------------------

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                  Exhibit 1.9
                                  -----------

                        Distribution Margin Percentage
                        ------------------------------


Calculation made as follows:

         (Net ASP - Transfer Price + Marketer Fee)/ Net ASP

Example:

         3cc Syringe
         -----------

         Net ASP = $.42

         Transfer Price = $.45

         Marketer Fee = $.10

         (.42 - .45 + .10)/.42 = 16.6%

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                 Exhibit 1.17
                                 ------------

                            Manufacturer's Patents
                            ----------------------


Syringe Patents    Issue Date

6,015,438         Full Displacement Retractable Syringe               01/18/00

5,637,092         Syringe Plunger Locking Assembly                    06/10/97

5,632,733         Tamperproof Retractable Syringe                     05/27/97

5,578,011         Tamperproof Retractable Syringe                     11/26/96

5,389,076         Single Use Medical Device with Retraction Mechanism 02/14/95

5,385,551         Nonreusable Medical Device with Front Retraction    01/31/95

5,267,961         Nonreusable Syringe with Safety Indicator           12/07/93

5,188,613         Nonreusable Syringe with Safety Indicator           02/23/93

5,120,310         Nonreusable Syringe                                 06/09/92


Blood Collection Tube Holder                                          Issue Date

5,810,775         Cap Operated Retractable Medical Device             09/22/98

5,423,758         Retractable Fluid Collection Device                 06/13/95

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                 Exhibit 1.20
                                 ------------

                            Product and Price List
                            ----------------------

------------------------------------------------------------------------------------------------------------------------------------


                 Product Description                        Saleable Unit        Transfer Price
------------------------------------------------------------------------------------------------------------------------------------
         3cc VanishPoint(R) syringe 25G x 5/8"             100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 25G x 1"               100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 23G x 1"               100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 22G x 1"               100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 22G x 1 1/2"           100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 21G x 1"               100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 21G x 1 1/2"           100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 20G x 1"               100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 20G x 1 1/2"           100/bx               $45.00/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 22G x 1"               100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 22G x 1 1/2"           100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 21G x 1"               100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 21G x 1 1/2"           100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 20G x 1"               100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 20G x 1 1/2"           100/bx               $75.00/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 22G x 1"              100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                           Sales Margin Split
                  Product Description                  Net Cost                            50/50 for Net ASP:
------------------------------------------------------------------------------------------------------------------------------------
         3cc VanishPoint(R) syringe 25G x 5/8"         $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 25G x 1"           $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 23G x 1"           $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 22G x 1"           $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 22G x 1 1/2"       $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 21G x 1"           $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 21G x 1 1/2"       $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 20G x 1"           $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

         3cc VanishPoint(R) syringe 20G x 1 1/2"       $35.00/bx         more than $60/bx and less than or equals to $70/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 22G x 1"           $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 22G x 1 1/2"       $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 21G x 1"           $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 21G x 1 1/2"       $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 20G x 1"           $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

         5cc VanishPoint(R) syringe 20G x 1 1/2"       $65.00/bx         more than $90/bx and less than or equals to $100/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 22G x 1"          $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 22G x 1 1/2"          100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 21G x 1"              100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 21G x 1 1/2"          100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 20G x 1"              100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 20G x 1 1/2"          100/bx               $85.00/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         VanishPoint(R) blood collection tube holder       250/cs               $87.50/cs
------------------------------------------------------------------------------------------------------------------------------------

         VanishPoint(R) small diameter tube adapter        25/bx                $6.25/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) tuberculin syringe 25G x       100/bx               $50.00/bx
  5/8"
------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) tuberculin syringe 27G x       100/bx               $50.00/bx
  1/2"
------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) U-100 insulin syringe          100/bx               $50.00/bx
  29G x 1/2"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 22G x 1 1/2"      $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 21G x 1"          $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 21G x 1 1/2"      $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 20G x 1"          $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

         10cc VanishPoint(R) syringe 20G x 1 1/2"      $75.00/bx         more than $100/bx and less than or equals to $110/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         VanishPoint(R) blood collection tube holder   $62.50/cs         more than $125/cs and less than or equals to $150/cs
------------------------------------------------------------------------------------------------------------------------------------

         VanishPoint(R) small diameter tube adapter    $3.75/bx          more than $10/bx and less than or equals to $12.50/bx
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) tuberculin syringe 25G x   $40.00/bx         more than $65/bx and less than or equals to $75/bx
  5/8"
------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) tuberculin syringe 27G x   $40.00/bx         more than $65/bx and less than or equals to $75/bx
  1/2"
------------------------------------------------------------------------------------------------------------------------------------

         1cc VanishPoint(R) U-100 insulin syringe      $40.00/bx         more than $65/bx and less than or equals to $75/bx
  29G x 1/2"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                             ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                  Exhibit 3.1
                                  -----------

                               Purchase Forecast
                               -----------------


                             RTI PURCHASE FORECAST

                               (000's of UNITS)


                 Month 1     Month 2    Month 3    Month 4    Month 5   Month 6

                 July 2000   Aug        Sept       Oct        Nov       Dec
                 ---------   ---        ----       ---        ---       ---

3 cc syringe     XXXX        XXXX       XXXX       XXXX       XXXX      XXXX

5 cc syringe     X           XXX        XXX        XXX        XXX       XXX

10 cc syringe    X           XXX        XXX        XXX        XXX       XXX

1 cc syringe     X           X          X          X          X         X

BCTH             XXXX        XXXX       XXXX       XXXX       XXXX      XXXX

Adaptor          X           XXX        XXX        XXX        XXX       XXX



                 Month 7     Month 8    Month 9    Month 10   Month 11  Month 12

                 Jan. 2001   Feb        March      April      May       June
                 ---------   ---        -----      -----      ---       ----

3 cc syringe     XXXX        XXXX       XXXX       XXXX       XXXX      XXXX

5 cc syringe     XXX         XXX        XXX        XXX        XXX       XXX

10 cc syringe    XXX         XXX        XXX        XXX        XXX       XXX

1 cc syringe     XXXX        XXXX       XXXX       XXXX       XXXX      XXXX

BCTH             XXXX        XXXX       XXXX       XXXX       XXXX      XXXX

Adaptor          X           X          X          X          X         X


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission.

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                  Exhibit 3.4
                                  -----------

                             Distribution Centers
                             --------------------

     1. Atlanta Distribution Center, 1635 Stone Ridge Drive, Stone Mountain, GA 30083, Phone: (770) 493-8330, Fax: (770) 938-9945

     2. Chicago Distribution Center, Attn: D-209, AP5, One Abbott Park Road, Abbott Park, IL 60064-3500, Phone: (847) 937-5973, Fax: (847) 937-1708

     3. Dallas Distribution Center, 4653 Nall Road, Farmer's Branch, TX 75244-4618, Phone: (972) 934-1050, Fax (972) 934-1054

     4. King of Prussia Distribution Center, 920 Eighth Avenue East, King of Prussia, PA 19406, Phone: (610) 265-9100, Fax (610) 265-9103

     5. Los Angeles Distribution Center, 13939 Borale Street, (PO Box 60162 Terminal Annex, LA 90060), Sante Fe Springs, CA 90670, Phone: (562) 921-0321, Fax (562) 921-7432

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                  Exhibit 3.6
                                  -----------

                             Returned Goods Policy
                             ---------------------

GENERAL INFORMATION
TERMS OF SALE AND RETURN GOODS POLICY
DRUG WHOLESALERS & MED/SURG DISTRIBUTORS & RADIOLOGY SUPPLIERS
EFFECTIVE DECEMBER 1, 1997


Return Goods Policy
-------------------

     . It is the intention of the Hospital Products Division of Abbott Laboratories to issue full credit for all Return Goods, provided the minimal conditions of this policy are met.

     .  Authorization for returns must be obtained from an Abbott Trade Sales
                                  ----
        Specialist. Call your Hospital Products Division Sales Specialist or Customer Service at 1-800-ABBOTT3 (1-800-222-6883) to arrange a representative visit. The Returned Goods Authorization (RGA) form must be completed and signed by the customer in accordance with FDA good manufacturing practices. No credit is granted without an authorized and signed RGA. Returns must be shipped to the assigned Abbott Distribution Center or other location designated by an Abbott Trade Sales Specialist or customer service and shipped freight prepaid. Collect shipments will be charged back to the customer. Product must be returned within thirty
        (30) days from the date the RGA was initiated.

     . Shortages/Damaged product. Shortages or damaged must be reported to Customer Service at 1-800-222-6883 upon receipt of product. To insure credit for damaged product, please provide the carrier's damaged goods report or other similar documentation.

     .  Credit for expiration-dated products will be allowed as follows:

Full Credit for products returned in salable condition with remaining dating or not less than 3 months past expiration.

Exceptions:

          . Controlled drugs and temperature sensitive products (e.g. Liposyn(R), Quelicin(R), Atracurium, Lorazepam, Cenolate(R), and Pancuronium Bromide) must have 6 or fewer months of dating or not be less than three (3) months past expiration.

          . Calcijex(R) is not returnable for credit except in the event of an ordering or shipping error reported within ten (10) days of delivery. Expired product is not eligible for credit.

     .  Full credit granted for non-expiration-dated products returned in full
                                -----------------------------
        salable cases within one (1) year of purchase from Abbott.

     . Schedule II product returns must be arranged by calling Abbott Laboratories at 1-800-323-9030, extension 6868 so that appropriate forms and labels can be mailed.

     .  Products are ineligible for credit which were:

          1.  returned in less than a full salable unit.

          2.  returned opened, marked, or not in original packaging.

          3.  acquired from Abbott as nonreturnable.

          4. previously sold by Drug Wholesalers, Radiology Suppliers, or Med/Surg Distributors to end customers.

          5.  manufactured to customer specification.

          6. not shipped and billed to Drug Wholesalers, Radiology Suppliers, or Med/Surg Distributors by Abbott.

          7. involved in a deal, or bankruptcy sale, or have deteriorated due to conditions beyond Abbott's control, such as from improper storage, heat, cold, humidity, water, dust, dirt, smoke, or fire.

     . Abbott reserves the right to destroy products which are returned outside the above policy, or which are considered unfit or unsafe for use; to reduce or refuse credit when inadequate inventory controls cause excessive product returns; and to revise or make exceptions to this policy at Abbott's discretion.

     . Customers are encouraged to return only full, unopened cases of product unless product is expired or nearly expired. Prior to returning overstocked product to Abbott, multi-location wholesalers/distributors/suppliers are encouraged to employ interdivisional transfers when possible.

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES


                National Marketing and Distribution Agreement

                                  Exhibit 4.2
                                  -----------

                            Product Specifications
                            ----------------------

                                 See Attached


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission. The request for confidential treatment covers 47 pages of redacted documents.

                         RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                 Exhibit 5.4(b)
                                 --------------

                              Profit Split Example
                              --------------------


Example 1

1.   Assume
Net ASP = XXXXX/Unit
Profit Split begins when Distribution Margin is greater than XXXXX and up to
 XXXXX
Abbott keeps all margin XXXX above Net ASP

2.   Calculation:
Abbott Pays RTI Transfer Price of: XXXXX/Unit
Marketer Fee: XXXXX/Unit
Net Cost to Abbott is: XXXXX/Unit
Distribution Margin: XXXXX - XXXXX = XXXXX
Share of Distribution Margin to Abbot = XXXXX

Example 2

1.   Assume:
Net ASP = XXXXX/Unit
Profit Split begins when Distribution Margin is greater than XXXXX and up to
 XXXXX
Abbott keeps all margin XXXX above Net ASP

2.   Calculation:
Abbott Pays RTI Transfer Price of: XXXXX/Unit
Marketer Fee: XXXXX/Unit
Net Cost to Abbott is: XXXXX/Unit
Distribution Margin: XXXXX - XXXXX = XXXXX
Share of Distribution Margin to RTI: (XXXX - XXXX) x XXX = XXXXXX
Share of Distribution Margin to Abbott: XXXXX - XXXXX = XXXXXX

Example 3

1.   Assume:
Net ASP = XXXXX/Unit
Profit Split begins when Distribution Margin is greater than XXXXX and up to
 XXXXX
Abbott keeps all margin XXXX above Net ASP

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission.

2.  Calculation:
Abbott Pays RTI Transfer Price of:  XXXXX/Unit
Marketer Fee:  XXXXX/Unit
Net Cost to Abbott is:  XXXXX/Unit
Distribution Margin:  XXXXX - XXXXX = XXXXX
Share of Distribution Margin to RTI: (XXXX-XXXX) x XXX = XXXXX
Share of Distribution Margin to Abbott:  XXXXX - XXXXX = XXXXX

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission.

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                   Exhibit 6
                                   ---------

Subscription Agreement under Private Placement Memorandum dated January 11, 2000
--------------------------------------------------------------------------------

                                 See Attached

                                  Exhibit 4.2

Packaging Specification - PK271

-------------------------------------------------------------------------------

Description   : Packaging VanishPoint Small Tube Adapter
Revision      : 00
ECN           : 106
Date          : 02/02/1999
Ref. Drawing  : PK271

-------------------------------------------------------------------------------

4.1   Class I Defects
      None

4.2   Class II Defects

      4.2.1  Incorrect Lot Number
             Lot No. on Carton Label does not match product inside.

      4.2.2  Missing Shelf Carton Label

4.3   Class III Defects
      None

4.4   Class IV Defects
      None

4.5   Class V Defects
      None

5.0   Other Requirements

Non applicable.


--------------------------------------------------------------------------------

                                End of Document                           Page 3

                         RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                  Exhibit 9.1
                                  -----------

                                Forecasted Sales
                                ----------------

                                  See Attached

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission.

                                  Exhibit 9.1
                            Five Year Sales Forecast
                           (In Thousands of Dollars)



                            2000     2001     2002     2003     2004     2005

3 cc syringe               XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX
5 cc syringe               XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX
10cc syringe               XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX
1 cc syringe               XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX
BCTH                       XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX
Tube Adapter               XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX

Total VanishPoint Sales $  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX  XXXXXXX


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "xxxxx". The redacted information was separately filed with the Commission.

                        RETRACTABLE TECHNOLOGIES, INC.

                                      AND

                              ABBOTT LABORATORIES

                 National Marketing and Distribution Agreement

                                 Exhibit 12.2
                                 ------------

                        Alternative Dispute Resolution
                        ------------------------------

         The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight
(28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

         If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight
(28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

         1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

         2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

              (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

              (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

              (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the

CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

              (d)  If the parties collectively have identified fewer than three
(3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three
(3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

         3.   No earlier than twenty-eight (28) days or later than fifty-six
(56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

         4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

              (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

              (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

              (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

              (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

                   Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

         5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

              (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

              (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

              (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

              (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

              (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

         6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall issue a written ruling which shall contain the findings of fact and conclusions of law.

         8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

              (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

              (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

         9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

         10. The rulings of the neutral shall be subject to judicial review only to the extent that such review shall be limited to the findings of fact and conclusions of law to establish whether the ruling was arbitrary and capricious and/or clearly erroneous.

         11. Except as provided in paragraph 10 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

                                   EXHIBIT C

                            SUBSCRIPTION DOCUMENTS

                            SUBSCRIPTION AGREEMENT

Mr. Douglas W. Cowan                                    Memorandum No. _________
Chief Financial Officer and Treasurer
Retractable Technologies, Inc.
511 Lobo Lane, P. O. Box 9
Little Elm, Texas 75068

Dear Mr. Cowan:

The undersigned hereby tenders this subscription and applies for the purchase of Series IV Class B Convertible Preferred Stock (the "Preferred Stock"), $10.00 per share, of Retractable Technologies, Inc., a Texas corporation (the "Company").

1.       Purchase:  Terms of Offering.
         ----------------------------

         Subject to the terms and conditions of this Subscription Agreement, the undersigned irrevocably agrees to purchase $________________ of the Series IV Class B Convertible Preferred Stock at $10.00 per share and tenders herewith the cash contribution as set forth on Page 4 below.

2.       Tender of Subscription.
         ----------------------

         The undersigned is delivering to the Company at the address set forth above the following:

         (i)      One signed copy of this Subscription Agreement;

         (ii) One Suitability Questionnaire with Sections A and D completed and Sections B (Determination of Accredited Investor Status) and C (Agent Account Information) completed where appropriate; and

         (iii) A check payable to Retractable Technologies Escrow Account in the amount set forth on page 4 below.

         Upon receipt and acceptance of this Subscription Agreement, the Company will deposit any check tendered herewith and promptly deliver the subscribed Preferred Stock after receipt of the minimum subscription of $500,000. The undersigned acknowledges that the Company may, at its sole discretion, terminate the offering of Preferred Stock for any reason. If for any reason the subscription is rejected, all amounts received hereunder shall be returned without interest or deductions, together with this Subscription Agreement. The Company may accept subscriptions while continuing the offering until termination.

3.       Representations and Warranties.
         ------------------------------

         The undersigned hereby makes the following representations and warranties to the Company and agrees to indemnify, hold harmless and pay all judgments or any claims against the Company from any liability or injury incurred (including all legal fees and expenses) as a result of any misrepresentation herein or any warranties not performed by the undersigned.

         (c) If the undersigned is a corporation, partnership, trust or other entity, (1) it is duly organized, validly existing, and in good standing under the laws of its relevant jurisdiction and has all the requisite power and authority to invest the shares as provided herein, (2) such investment does not result in any violation of, or conflict with, any term of the charter in or bylaws of the undersigned or any instrument or regulation applicable to it; (3) such investment has been duly authorized by all necessary action on behalf of the undersigned; and (4) this Subscription Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned, enforceable in accordance with its terms.


         (e) I have consulted with the following advisor(s), if any (such advisor[s]) are hereinafter collectively referred to as the "Purchaser Representative") (if NONE, so indicate):

             None
             -------------------------------------------------------------------

             ___________________________________________________________________

         (f) I and/or my Purchaser Representative have read and analyzed and are familiar with the Confidential Private Placement Memorandum dated January 11, 2000 (the "Private Placement Memorandum"), this Subscription Agreement, and any other related documents, and I confirm that all documents requested by me and/or my Purchaser Representative have been made available to us, and that we have been supplied with all of the additional information concerning this investment that we have requested.

         (g) I personally, or together with my Purchaser Representative, have such knowledge and experience in financial, securities, investment and business matters that I am, or we are, capable of evaluating the merits and risks of this investment.

         (h) I understand that an investment in the Preferred Stock is highly speculative and subject to substantial risks, and I am capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all contributed capital, the lack of a public market and limited transferability of the Preferred Stock, such that it might not be possible to readily liquidate this investment.

         (i) The solicitation of this offer to purchase Preferred Stock was directly communicated to me by the Company through the Private Placement Memorandum, to which this Subscription Agreement is attached, in such a manner that I was able to ask questions and receive answers from a person acting on behalf of the Company concerning the terms and conditions of this transaction and, at no time was I presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

         (j) No representations or promises have been made concerning the marketability or value of the Preferred Stock. The undersigned understands the restrictions on transfer described in the Private Placement Memorandum. The undersigned further acknowledges and agrees that, because the Preferred Stock has not been registered under the Securities Act and is being offered and sold pursuant to an exemption from registration, the Preferred Stock cannot be sold unless it is subsequently registered under said Act or an exemption from registration is available, and the undersigned must continue to bear the economic risk of his or her investment in the Preferred Stock for an indefinite period of time.

         (k) The Preferred Stock will not be resold or otherwise disposed of, unless the Preferred Stock is subsequently registered under the Securities Act and appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

         (l) I am aware of the following:

             (1) There are substantial restrictions on the transferability to the Preferred Stock, the Preferred Stock will not be registered under the Securities Act or the securities laws of any state and any such registration is unlikely. In addition, investors in the Company have no right to require that the Preferred Stock be registered under the Securities Act or the securities laws of any state.

             (2) No federal or state agency has made any finding or
                 determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Preferred Stock.

         (m) The representation, warranties, agreements and acknowledgments contained herein and the information set forth in the Suitability Questionnaire executed by me, are true and correct, and may be relied on by the Company in determining whether to accept or reject this subscription. The undersigned will promptly notify the Company if the above-mentioned representations or information become no longer accurate. In addition, all such representations, warranties, agreements and acknowledgments shall survive the purchase of the Preferred Stock.

         (n) I have not distributed the Private Placement Memorandum to anyone other than my Purchaser Representative and no persons other than myself and my Purchaser Representative have used this Private Placement Memorandum or any copies thereof.

         (o) I hereby agree to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

             (1) Any inaccuracy in my declaration, representations and
                 warranties herein above set forth;

             (2) My disposition of any of the Shares contrary to my foregoing declarations, representations and warranties.

         (p) I understand that all investment funds accepted by the Company pursuant to the sale of Preferred Stock through this offering shall be made immediately available to the Company for use as described in the Private Placement Memorandum.

4.       Title.
         -----

         The undersigned desires to take title to this interest as follows (check one):

           X
         ----   (a)  Separate Property;
         ____   (b)  Joint Tenancy;
         ____   (c)  Community Property;
         ____   (d)  Tenancy in Common;
         ____   (e)  Other: _________________________________ (please describe)

         The exact spelling of the name(s) under the title to the Shares shall be taken is (please print):

         Abbott Laboratories
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

5.       No Transferability.
         ------------------

         The undersigned agrees not to transfer or assign the obligations or duties contained in this Subscription Agreement, or any of his or her interest herein.

6.       Regulation D.
         ------------

         Notwithstanding anything contained herein to the contrary, every person or entity who, in addition to or in lieu of the undersigned, is deemed to be a purchaser pursuant to Regulation D promulgated under the Securities Act makes and joins in making all of the covenants, representations and warranties made by the undersigned.

7.       Acceptance.
         ----------

         Execution and delivery of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer to purchase the Preferred Stock indicated, which offer may be accepted or rejected by the Company. Acceptance shall be only by written acceptance executed by a duly authorized officer of the Company.

TOTAL SHARES 500,00 OF PREFERRED STOCK SUBSCRIBED (at $10.00 per share):

DOLLAR AMOUNT: $5 Million

MAKE ALL CHECKS PAYABLE TO:  "RETRACTABLE TECHNOLOGIES ESCROW ACCOUNT"

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 4th day of May, 2000.

     May, 2000
-----------------------------------------
Abbott Laboratories

by: Richard A. Gonzalez
-----------------------------------------
(Signature of Investor)
 its Senior Vice President, Hospital Products               FEIN 36-0698440

_________________________________________
Please print name (Investor)



_________________________________________
(Additional signature if joint ownership)



_________________________________________
Please print joint owner's name (if any)



200 Abbott Park Road
-----------------------------------------
Street

Abbott Park                 Illinois          40061 3537
-----------------------------------------------------------
City                          State              Zip


Telephone No.  (847) 938-5962

Please indicate if investor is a non-resident alien:  Yes_____ No X
                                                                 ---

ACCEPTED BY:

RETRACTABLE TECHNOLOGIES, INC.


By: [SIGNATURE ILLEGIBLE]
   ----------------------------------

Date: 5/4/2000
     --------------------------------

                           SUITABILITY QUESTIONNAIRE

Mr. Douglas W. Cowan
Chief Financial Officer and Treasurer
Retractable Technologies, Inc.
51 Lobo Lane, P. O. Box 9
Little Elm, Texas 75068-0009

Dear Mr. Cowan:

The following information is furnished to you in regard to an offer to purchase shares of Series IV Class B Convertible Preferred Stock (the "Shares") of Retractable Technologies, Inc., a Texas corporation (the "Company"), pursuant to Sections 3(b) and 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder ("Regulation D") or Regulation S. I understand that you will rely upon the following information for purposes of such determination, and that the Shares will not be registered under the Securities Act in reliance upon the exemption from registration provided by Sections 3(b) and 4(2) of the Securities Act and Regulation D and Regulation S.

I AM FURNISHING YOU THE FOLLOWING INFORMATION WITH THE UNDERSTANDING THAT ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Securities Act or meets the requirements of applicable state securities laws.

I understand that this questionnaire is merely a request for information. I understand that this questionnaire is not an offer to sell the Shares and that no sale will occur prior to the acceptance of my subscription by the Company.

                          PLEASE ANSWER ALL QUESTIONS

If the appropriate answer is "None" or "Not applicable," please so state. Please print or type your answer to all questions. Attach additional sheets if necessary to complete your answers to any item.

                                                            N/A

                                   SECTION A

                              GENERAL INFORMATION
                  (All Investors must Complete this Section)

COMPLETE ITEMS 4 AND 5 FOR TENANTS IN COMMON AND JOINT TENANTS ONLY IF THE
--------------------------------------------------------------------------
INFORMATION DIFFERS FROM THAT GIVEN ABOVE.
------------------------------------------

11       a.       Federal income tax filing status for last year:

                  _____ Single              _____ Married Filing Jointly
                    X   Corporation         _____ Married Filing Separately
                  -----

         b.       Expected Federal income tax status for current year:

                  _____ Single              _____ Married Filing Jointly
                    X   Corporation         _____ Married Filing Separately
                  -----

         c.       Not applicable because I am not a U.S. Citizen _____

                                   SECTION B

                  DETERMINATION OF ACCREDITED INVESTOR STATUS


This section is used to determine if the investor will qualify as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Item 1 of this Section B is for individuals who are accredited investors, Item 2 is for partnerships, corporations or other entities other than trusts who are accredited investors, and Item 3 is for trusts who are accredited investors. Any investor who claims accredited status pursuant to Items 1, 2 or 3 must also initial Item 4.
                                  ------

ITEM 1.           ACCREDITED INDIVIDUAL INVESTOR MUST INITIAL ONE OR MORE OF THE
                  --------------------------------------------------------------
                  FOLLOWING STATEMENTS:
                  --------------------

N/A (a)           I certify that I am an accredited investor because (1) I had
---               individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the most recent two years, and I reasonably expect to have an individual income in excess of $200,000 for the current year, or (2) I had joint income (including income attributable to my spouse) of more than $300,000 in each of the most recent two years, and I reasonably expect to have joint income in excess of $300,000 for the current year.

N/A (b)           I certify that I am an accredited investor because I have an
---               individual net worth, or my spouse and I have a combined
                  individual net worth, in excess of $1,000,000. For purposes of this section, "individual net worth" means the excess of the total assets at fair market value, including home and personal property, over total liabilities.

N/A (c)           I certify that I am an accredited investor because I am a
---               director or executive officer of the Company.

ITEM 2.           ACCREDITED  PARTNERSHIPS, CORPORATIONS OR OTHER ENTITIES WHICH
                  --------------------------------------------------------------
                  ARE NOT TRUSTS MUST INITIAL AT LEAST ONE OF THE FOLLOWING
                  ---------------------------------------------------------
                  STATEMENTS:
                  ----------

 X  (a)           The investor hereby certifies that it has (1) total assets in
---               excess of $5,000,000, and (2) was not formed for the specific purchase of investing in the Company.

N/A (b)           The investor hereby certifies that all of the equity owners of
---               the investor are accredited individual investors as defined in
                  Item 1, above. All equity owners must complete page 11 if this
                                                   ----
                  Item 2(b) is being utilized to claim accredited investor status.

N/A (c)           The investor hereby certifies that it is either (1) a bank as
---               defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
                  Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (2) a broker or dealer registered pursuant to Section 15 of the Securities Exchange
                  Act of 1934; (3) an insurance company as defined in Section
                  2(13) of the Securities Act; (4) an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Act; (5) a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or (6) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, in a self-directed plan, with investment decisions made solely by persons who are accredited investors.

N/A (d)           The undersigned hereby certifies that it is a private business
---               development company as defined in Section 202(a)(22) of the
                  Investment Advisor Act of 1940.

ITEM 3.           ACCREDITED TRUSTS MUST INITIAL AT LEAST ONE OF THE FOLLOWING
                  ------------------------------------------------------------
                  STATEMENTS:
                  ----------

N/A (a)           The investor hereby certifies that (1) it has total assets in
---               excess of $5,000,000, (2) the investor was not formed for the specific purpose of investing in the Company, and (3) this purchase has been directed by a person acting on behalf of the investor who, ether alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.

N/A (b)           The investor hereby certifies that it is a revocable trust
---               that may be amended or revoked at any time by the grantors, and all the grantors are accredited individual investors as defined in Item 1, above. If this Item 3(b) is being utilized to claim accredited investor status, page 11 must be completed by each of the grantors of the trust.

ITEM 4.           ALL ACCREDITED INVESTORS MUST INITIAL THE FOLLOWING LINE:
                  --------------------------------------------------------

 X  (a)           I understand that the representations contained in this
---               Section B are made for the purpose of qualifying me as an
                  accredited investor as that term is defined by the Securities and Exchange Commission for the purpose of inducing a sale of securities to me. I hereby represent that the statement or statements initialed above are true and correct in all respects. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

                                                          N/A
                                   SECTION C

                            AGENT ACCOUNT INFORMATION

                                   SECTION D

                SIGNATURE PAGE TO BE COMPLETED BY ALL INVESTORS


I represent that:

     (a) I am aware that any Preferred Stock purchased by me will be "restricted securities," thereby requiring my investment to be maintained for an indefinite period of time and that the Company is under no obligation to register the Preferred Stock for resale under the federal or state securities laws.

     (b) I acknowledge that all information that I have provided anywhere in this Suitability Questionnaire concerning me and my financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of any subscription, I will immediately provide such information to the Company.

     (c)    I purchased the Preferred Stock:

            (i)  directly from the Company; or

IN WITNESS WHEREOF, the undersigned has executed this questionnaire this  4/th/
                                                                         -------
day of May in the City of Abbott Park and State or Country of Illinois.


                  AIS:
                              __________________________________________________
                              Signature


                              __________________________________________________
                              Print or Type Name

                              __________________________________________________
                              Additional Investor Signature (i.e., joint tenant)



                  ENTITIES:   Abbott Laboratories
                              --------------------------------------------------
                              Print or Type Name of Entity



                              By: Richard A. Gonzalez
                                 -----------------------------------------------
                                    Signature


                              Richard H. Gonzalez
                              Senior Vice President, Hospital Products
                              --------------------------------------------------
                              Title and Name of Person Making Investment
                              Decision

                               CREDIT AGREEMENT

     This Credit Agreement (this "Agreement"), is entered into as of May 4, 2000, by and between Abbott Laboratories, an Illinois corporation ("Abbott"), as lender, and Retractable Technologies, Inc., a Texas corporation (the "Company"), as borrower.

                             W I T N E S S E T H:

     WHEREAS, the Company and Abbott have agreed to enter into this Agreement, which provides that Abbott, as lender, shall loan to the Company, as borrower at the Company's request, an amount not to exceed an aggregate of Five Million Dollars ($5,000,000).

     NOW, THEREFORE, the Company and Abbott hereby agree as follows:

     1.   Interpretation of Agreement; Definitions.
          ----------------------------------------
            1.1  Definitions. Unless the context otherwise requires, whenever
                 -----------
                 used in this Agreement, the following terms shall have the following definitions and those definitions shall be equally applicable to both the singular and plural forms of any of the terms defined in this Agreement:

                 (a) "Acceleration" means that the Loan (as defined in Section 2.1): (i) shall not have been paid at the Maturity Date, or (ii) shall have become due and payable prior to its stated maturity pursuant to Section 7.2.

                 (b)  "Affiliate" means any Person (other than a Subsidiary):
                      (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds ten percent (10 %) or more of any class of the Voting Stock of the Company, or (iii) ten percent (10%) or more of the Voting Stock or in the case of a Person which is not a corporation, ten percent (10 %) or more of the equity interest of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 (c)  "Agreement" means this Credit Agreement.

                 (d) "Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof.

                 (e) "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in Dallas, Texas or Chicago, Illinois are authorized or required by law to be closed.

                 (f) "Collateral" shall have the meaning set forth in the Security Agreement.

                 (g) "Commission" means the Securities and Exchange Commission, or successor regulatory entity.

                 (h) "Common Stock" means the Common Stock, no par value, of the Company.

                 (i) "Company" means Retractable Technologies, Inc., a Texas corporation, and any Person who in accordance with the terms of this Agreement succeeds to all, or substantially all, of the assets or business of Retractable Technologies, Inc.

                 (j) "Disbursement Date" means any date on or prior to June 30, 2005, on which a disbursement of the Loan is made. Each Disbursement Date shall be on the date designated in a written notice from the Company to Abbott; provided, however, that (i) Abbott shall not be required to make any disbursement if the conditions hereto are not satisfied, and (ii) Abbott shall in no event be required to make any disbursement after June 30, 2005.

                 (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 (l)  "Event of Default" shall have the meaning set forth in
                      Section 7.

                 (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (n) "GAAP" means generally accepted accounting principles at the time in the United States.

                 (o) "Holder" means the registered holder of the Note, initially Abbott.

                 (p) "Interest Payment Date" means the last day of each March, June, September and December commencing with the later of
                      (i) June 30, 2001 or (ii) the first such date after the initial Disbursement Date.

                 (q) "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                 (r) "Maturity" means any date on which the Loan or any portion thereof becomes due and payable, whether as stated or by virtue of mandatory prepayment, by acceleration or otherwise.

                 (s)  "Maturity Date" means June 30, 2005.

                 (t) "Nasdaq" and "Nasdaq National Market" shall have the meanings specified in paragraph 9.5(f).

                 (u) "National Marketing and Distribution Agreement" means the Marketing and Distribution Agreement governing collaboration between the Company and Abbott on the marketing and distribution of needles using automated retraction technology developed by the Company of even date herewith.

                 (v)  "Note" means the note described in Section 2.6.

                 (w) "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to Abbott by the Company, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement.

                 (x) "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                 (y) "Prime Rate" means that rate of interest per year announced from time to time by The Northern Trust Company called its prime rate, which may not at any time be the lowest rate of interest charged by The Northern Trust Company. Changes in the rate of interest resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement.

                 (z) "Preferred Stock" means stock of the Company of any class or series ranking prior to any other class or series of stock of the Company with respect to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company.

                 (aa) "Registration Rights Agreement" means the Registration
                      Rights Agreement by and between Abbott and the Company of even date herewith a copy of which is attached hereto as Exhibit A.

                 (bb) "Securities Act" means the Securities Act of 1933, as amended.

                 (cc) "Security Agreement" means a security agreement, in form satisfactory to Abbott, dated the date hereof of the Company, as amended, modified or restated from time to time.

                 (dd) "Stated Maturity," when used with respect to the Note or any installment of interest hereon, means the date specified in the Note as the fixed date on which the principal of the Note or any installment of interest is due and payable.

                 (ee) "Subsidiary" means a corporation, partnership or other entity at least a majority of whose Voting Stock is owned directly or indirectly by the Company.

                 (ff) "Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          1.2    Accounting Principles. Where the character or amount of any
                 ---------------------
                 asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under generally accepted accounting principles.

          1.3    Directly or Indirectly. Where any provision in this Agreement
                 ----------------------
                 refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

          1.4    Legal Holidays. In any case where any Interest Payment Date or
                 --------------
                 Stated Maturity of the Note or the last date on which Abbott has the right to convert the Note is not a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion.

     2.   Loan.
          ----

          2.1    Procedure for Loan. Subject to all of the terms and conditions
                 ------------------
                 of this Agreement, Abbott agrees to make periodic loans (the "Loan") prior to June 30, 2005, to the Company in an aggregate amount of up to Five Million Dollars ($5,000,000) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement. The Company shall provide Abbott with fifteen (15) Business Days written notice of a requested disbursement. Disbursement amounts shall be in multiples of One Million Dollars ($1,000,000). Subject to the satisfaction of the terms and conditions set forth in this Agreement, Abbott shall disburse up to Five Million Dollars ($5,000,000) to the Company at the Company's request. Amounts repaid may not be reborrowed.

          2.2    Interest.
                 --------

                 (a)  Interest. The Loan shall bear interest from the
                      --------
                      Disbursement Date on the unpaid principal amount thereof until the earlier of an Event of Default or the date upon which such amount shall become due and payable (whether upon Maturity, by Acceleration or otherwise) at a rate per annum equal to one percent (1 %) plus the Prime Rate.

                 (b)  Accrual And Computation of Interest. Interest shall accrue
                      -----------------------------------
                      daily and shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

          2.3    Maximum Interest Rate. Nothing in this Agreement shall require
                 ---------------------
                 the Company to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Abbott.

          2.4    Repayment.
                 ---------

                 (a)  Interest Payments. On each Interest Payment Date until the
                      -----------------
                      Maturity Date, and on the Maturity Date, the Company shall pay Abbott all interest then accrued.

                 (b)  Loan Payment. The Company shall repay the entire
                      ------------
                      outstanding principal amount of the Loan in full on the Maturity Date.

                 (c)  Optional Prepayment. The Company may at any time prepay
                      -------------------
                      the entire outstanding principal amount of the Loan or any portion thereof without penalty.

          2.5    Post-maturity Interest. After the earlier of an Event of
                 ----------------------
                 Default or Maturity (whether by Acceleration or otherwise) of the Loan, the Loan shall bear interest, payable on demand, at a rate per annum equal to the greater of (i) ten percent (10%) or
                 (ii) three percent (3%) plus the Prime Rate, subject to Section 2.3.

          2.6    Note. The Loan made by Abbott pursuant to this Agreement shall
                 ----
                 be evidenced by the note (the "Note") of the Company in the form of Annex A hereto, payable to the order of Abbott on the Maturity Date in the principal amount of up to Five Million Dollars ($5,000,000) in accordance with Section 2.1. The Company hereby authorizes Abbott to indicate upon a schedule attached to the Note all disbursements made by Abbott pursuant to this Agreement and all payments of principal and interest thereon. Absent manifest error, such notations shall be presumptive evidence as to the aggregate unpaid principal amount of the Loan, and interest due thereon, but the failure by Abbott to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Note.

            2.7  Payments by the Company. All payments (including prepayments)
                 -----------------------
                 to be made by the Company shall be made without set-off or counterclaim and shall be made to Abbott by wire transfer in United States dollars and in immediately available funds to the following Abbott account: Citibank, N.A., New York, ABA #021000089 for credit to Abbott Laboratories Account 0000-1329 (or to such other account as may be designated by written notice to the Company), no later than 12:00 noon, Central time, of the business day on which payment is due. Any payment which is received in Abbott's account later than 12:00 noon, Central time, shall be deemed to have been received on the immediately succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

     3.   Representations and Warranties of The Company and Its Subsidiaries.
          ------------------------------------------------------------------
          Except as otherwise set forth in the Disclosure Schedule attached to this Agreement as Exhibit B (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, the Company represents and warrants to Abbott as of the date set forth above as follows:

          3.1  Subsidiaries of the Company. The Company has no Subsidiaries.
               ---------------------------

          3.2  Corporate Organization And Authority.  The Company:
               ------------------------------------

               (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

               (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

               (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

          3.3  Capitalization.
               --------------

               (a)  The Company's authorized capital stock consists of:

                    (1) one hundred million (100,000,000) shares of Common Stock, no par value, of which fourteen million (14,000,000) shares are issued and outstanding as of the date hereof;

                    (2) five million (5,000,000) shares of $1 par value Class A Preferred Stock, of which five million (5,000,000) shares are issued and outstanding as of the date hereof, and which are convertible into five million (5,000,000) shares of Common Stock; and

                    (3) five million (5,000,000) shares of $1 par value Class B Preferred Stock, par value, of which:

               (A) one million (1,000,000) shares have been designated Series I Class B Preferred Stock, of which one million (1,000,000) shares are issued and outstanding as of the date hereof, and which are convertible into one million (1,000,000) shares of Common Stock,

               (B) one million (1,000,000) shares have been designated Series II Class B Preferred Stock, of which one million (1,000,000) shares are issued and outstanding as of the date hereof, and which are convertible into one million (1,000,000) shares of Common Stock,

               (C) one million one hundred sixty thousand, two hundred (1,160,200) shares have been designated Series III Class B Preferred Stock, of which one million one hundred sixty thousand, two hundred (1,160,200) shares are issued and outstanding as of the date hereof, and which are convertible into one million one hundred sixty thousand, two hundred (1,160,200) shares of Common Stock, and

               (D) one million three hundred thousand (1,300,000) shares have been designated Series IV Class B Preferred Stock, of which one hundred sixty three thousand, seven hundred (163,700) shares are issued and outstanding as of the date hereof, and which are convertible into one million one hundred sixty three thousand, seven hundred (163,700) shares of Common Stock.

          (b) All of the issued and outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company had outstanding options to purchase an aggregate of one million four hundred thousand (1,400,000) shares of Common Stock.

          (c) Except as otherwise set forth in Exhibit B Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, voting agreements, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company.

     3.4  Equity Investments.  The Company does not own any equity stock or
          ------------------
          interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

     3.5  Authority.
          ---------

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Security Agreement and will have all requisite corporate power and authority to issue the Note and, subject to satisfaction of the conditions set forth herein and therein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Security Agreement and the consummation of the transactions contemplated hereby and thereby have been, and the execution and delivery of the Note and the consummation of the transactions contemplated thereby will be, duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Security Agreement have been, and the Note will be, duly executed and delivered by the Company, and constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief, or other equitable remedies. Provided the conditions set forth in Section 6 are satisfied, the execution and delivery of this Agreement, the Security Agreement, and the Note do not or will not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation under (i) any provision of the Articles of Incorporation or Bylaws of the Company, or (ii) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the Company or its properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity") or other Person or entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement or the Security Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

     3.6  Financial Statements.  The Company has furnished to Abbott its audited
          --------------------
          statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1998 and the Company's audited balance sheet at December 31, 1998; and the unaudited statement of operations and statement of cash flows for the nine (9) months ended September 30, 1999 and the unaudited balance sheet at December 31, 1999. The balance sheet at December 31, 1999 is hereinafter referred to as the "Company Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Company Financial Statements." The Company Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis, except for any change due to the adoption of an accounting principle established by the FASB, AICPA, SEC or any other accounting standard setting board, during the periods involved, and fairly present and will present the consolidated financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. At the date of the Company Balance Sheet (the "Company Balance Sheet Date"), the Company had no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Company Balance Sheet or the accompanying notes thereto.

     3.7  Business Changes.  As of the date of execution, since December 31,
          ----------------
          1999, except as otherwise contemplated by this Agreement or as disclosed in Exhibit B Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

          (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of the Company.

          (b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note, or other security of the Company.

          (c) The Company has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

          (d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single occurrence.

          (e) The Company has not declared or made any dividend, payment, or other distribution on or with respect to any share of capital stock of the Company.

          (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Company.

          (g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties.

          (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate other than inventory sold or returned in the normal course of business.

          (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm, or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of Fifty Thousand Dollars ($50,000) for any single item or One Hundred Thousand Dollars($100,000) in the aggregate.

          (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

          (k) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.14).

          (l) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

            (m) The Company has not effected or agreed to effect any change in its directors, officers or key employees.

            (n) The Company has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated by this Agreement.

            (o) The Company has not modified its accounting principles in any material respect, except for those changes required by the adoption of an accounting principle promulgated by the FASB, the AICPA, the Securities and Exchange Commission, or any other accounting standards setting bodies.

       3.8  Indebtedness. Exhibit B Disclosure Schedule, correctly describes all
            ------------
            debt of the Company in excess of Two Hundred Fifty Thousand Dollars($250,000) outstanding on the date of this Agreement.

       3.9  Litigation. There is no claim, dispute, action, proceeding, notice,
            ----------
            order, suit, appeal or investigation, at law or in equity, pending against the Company, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company), and none have been threatened. The Company is aware of no facts which, if known to stockholders, customers, governmental authorities or other Persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

       3.10 Compliance With Law. All material licenses, franchises, permits,
            -------------------
            clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.11   Title to Properties. The Company has good and marketable title in
            -------------------
            fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business. None of the Collateral is subject to any Lien, except Liens for the benefit of Abbott.

     3.12   Licenses, Etc. The Company owns or possesses all the material trade
            -------------
            names, service marks, licenses, governmental approvals, and rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others.

     3.13   No Default.
            ----------

            (a) Each of the Company's material agreements or contracts is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the Company's knowledge, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the Company's business.

            (b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute, or controversy with respect to any of the contracts of the Company, whether fully performed or currently being performed, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     3.14   Proprietary Rights.
            ------------------

            (a) The Company has provided Abbott with a complete list in writing of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or in which it has any rights or licenses, except for software used by the Company and generally available on the commercial market. The Company has disclosed to Abbott all material agreements of the Company with each officer, employee or consultant of the Company providing the Company with title and ownership to patents, patent applications, trade secrets and inventions developed or used by the Company in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

            (b) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the Company's business as it has been and is now being conducted.

            (c) The operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits, or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, none has been threatened against the Company. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale, or other disposition of any or all products or services presently being used, furnished, or sold in the conduct of the business of the Company as it has been and is now being conducted.

            (d) To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer.

     3.15   Taxes. All tax returns required to be filed by the Company in any
            -----
            jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1999, the federal income tax liability of the Company has been satisfied. The Company does not know of any proposed additional tax assessment against it for which adequate reserves have not been made on its balance sheet, and no material controversy in respect of additional federal or state income taxes due since said date is pending or, to the knowledge of the Company, threatened. The reserves for taxes on the books of the Company are adequate in all material respects for all open years, and for its current fiscal period.

     3.16   Use of Proceeds. The net proceeds from the Loans will be used to for
            ---------------
            equipment and manufacturing operations.

     3.17   Private Offering. Neither the Company, directly or indirectly, nor
            ----------------
            any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Note or any similar security with any Person other than Abbott. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Note or any similar security or has solicited or will solicit an offer to acquire the Note or any similar security from any Person so as to require registration of the Note under section 5 of the Securities Act.

     3.18   Employee Plans And Relations.
            ----------------------------

            (a) The Company does not have, and is not liable with respect to, any employee benefit plans, multi-employer plans and employee benefit plans (as defined in section 3(2) or section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

            (b) The Company has no liabilities with respect to any of the following which would have a reasonable likelihood of having a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company:

            (i) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement;

            (ii)  employment, consulting or termination agreement; or

            (iii) other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as a director, officer, employee or independent contractor.

            (c) The Company has not been and is not a party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. The Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

     3.19   Environmental Matters. The Company is, and at all times during the
            ---------------------
            period prior to the date set forth above the Company has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment ("Environmental Laws"), including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials, or wastes. The Company has no liability with respect to any Environmental Laws.

     3.20   Brokers or Finders. The Company has not dealt with any broker or
            ------------------
            finder in connection with the transactions contemplated by this Agreement. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.21   Full Disclosure. Neither the Company Financial Statements referred
            ---------------
            to in Section 3.6 nor this Agreement, or any other written statement furnished by the Company to Abbott in connection with the negotiation of the sale of the Note, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to Abbott in writing which materially adversely affects nor, so far as the Company can now foresee, will materially adversely affect, the properties, business, profits, or condition (financial or otherwise) of the Company.

     4.   Representations And Warranties of Abbott. Except as contemplated by
          ----------------------------------------
          this Agreement, Abbott represents and warrants to the Company as of the date set forth above as follows:

          4.1  Corporate Organization. Abbott is a corporation duly
               ----------------------
               incorporated, validly existing and in good standing under the laws of Illinois.

          4.2  Authority. Abbott has all requisite corporate power and authority
               ---------
               to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Abbott. This Agreement has been duly executed and delivered by Abbott and constitutes the valid and binding obligation of Abbott enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies.

          4.3  Restricted Note. Abbott represents and agrees, and in entering
               ---------------
               into this Agreement the Company understands, that

               (a) Abbott is acquiring the Note for Abbott's own account, and for the purpose of investment and not with a view to the distribution thereof, and that Abbott has no present intention of selling, negotiating, or otherwise disposing of the Note; it being understood, however, that the disposition of Abbott's property shall at all times be and remain within its control, and

               (b) the Note has not been registered under section 5 of the Securities Act and that Abbott will only re-offer or resell the Note purchased by Abbott under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act.

          4.4  No Conflict. The execution and delivery of this Agreement by
               -----------
               Abbott and the performance of Abbott's obligations hereunder,

               (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of Abbott or any of its Subsidiaries, or any material contract, agreement or commitment binding upon Abbott or any of its assets or properties;

               (b) will not result in the creation or imposition of any Lien, equity or restriction in favor of any third party upon any of the assets or properties of Abbott; and

               (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Abbott or any of its assets or properties.

          4.5  Brokers or Finders. Abbott has not dealt with any broker or
               ------------------
               finder in connection with the transactions contemplated by this Agreement. Abbott has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.   Covenants of the Company. From and after the date of this Agreement
          ------------------------
          and continuing so long as any amount remains unpaid on the Note, the Company covenants and agrees with Abbott that:

          5.1  Corporate Existence. The Company shall do or cause to be done all
               -------------------
               things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company.

          5.2  Conduct of Business in Normal Course. The Company shall carry on
               ------------------------------------
               its business and activities diligently and in the ordinary course and shall not make 1or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation that will vary materially from the methods used by the Company as of April 28, 2000. The Company shall maintain its business and activities in a normal and customary manner consistent with prior practice.

          5.3  Maintenance. The Company will maintain, preserve and keep, its
               -----------
               material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

          5.4  Preservation of Business And Relationships. The Company will not
               ------------------------------------------
               engage in any business if, as a result, the general nature of the business, which would then be engaged in by the Company would be substantially changed from the general nature of the business engaged in by the Company on the date of this Agreement.

          5.5  Merger; Acquisitions: The Company shall not:
               --------------------

               (a)  consolidate with or merge into any other Person,

               (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof,

               (c) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice; or

               (d)  acquire any stock or other equity securities of any Person.

          5.6  Sale or Lease of Assets; Dispositions. The Company shall not
               -------------------------------------
               sell, lease, transfer, or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), except in the ordinary course of business consistent with prior practice.

          5.7  Indebtedness. The Company shall not incur any indebtedness for
               ------------
               borrowed money other than customary Senior Indebtedness (as defined in Section 8.1) in amounts not in excess of the Company's stockholders' equity (i.e., not to exceed a one to one debt to equity ratio) in the aggregate at any time outstanding or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others.

          5.8  Insurance. The Company shall at all times during the term of this
               ---------
               Agreement maintain product liability insurance covering the products with minimum annual limits of Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate. The Company shall maintain such insurance for a minimum of five (5) years after termination of this Agreement. Within thirty (30) days of the first Disbursement Date, the Company shall deliver to Abbott a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty(30) days prior written notice to Abbott.

          5.9  Taxes, Claims For Labor And Materials, Compliance With Laws. The
               -----------------------------------------------------------
               Company will promptly pay and discharge, all lawful taxes, assessments, and governmental charges or levies imposed upon the Company, or upon or in respect of all or any part of the property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials, which if unpaid might become a Lien upon any property of the Company; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if:

               (a) the validity, applicability, or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or any material interference with the use thereof by the Company, and

               (b) the Company shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply with all laws, ordinances, or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or condition of the Company.

          5.10 Notice of Claims and Litigation. The Company will give prompt
               -------------------------------
               notice to Abbott of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company, or disputes that have a high probability of resulting in a suit of significance against the Company involving a claim against the Company, for damages in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which, if concluded adversely to the Company, would materially and adversely affect the business or assets of the Company.

          5.11 Liens. The Company will not create, or permit to exist, any Lien
               -----
               on any of the Collateral property, except Liens for the benefit of Abbott.

          5.12 Transactions With Affiliates. Except for transactions and
               ----------------------------
               arrangements with employee Affiliates, the Company will not enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate. The Company, has properly disclosed all transactions with its Affiliates on Exhibit B, Disclosure Schedule.

          5.13 Reports and Access to Information. The Company shall furnish
               ---------------------------------
               promptly to Abbott:

               (a) a copy of each report, schedule and other document filed or received by the Company during such period pursuant to the requirements of federal and state securities laws, if any,

               (b) all other material information concerning the business, properties and personnel of the Company and any other materials as Abbott may reasonably request. Abbott will not use such information for purposes other than this Agreement and will otherwise hold all confidential material contained in such information in confidence (and Abbott will cause its consultants and advisors to also hold such information in confidence), and

               (c) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP. The foregoing financial statements shall be prepared on consolidated basis, if the Company then has any subsidiaries.

          To the extent such information is publicly available on the Internet, the Company shall have fulfilled its obligations under this Section 5.13.

          5.14 Rule 144 Reporting. With a view to making available the benefits
               ------------------
               of certain rules and regulations of the Commission which ma1y permit the sale of the restricted Common Stock to the public without registration, as long as a public market exists for the Common Stock, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

               (c) so long as a Holder owns any restricted Common Stock, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     6.   Conditions Precedent to Obligations of Abbott. The obligation of
          ---------------------------------------------
          Abbott to make any disbursement of the Loan shall be subject to the prior or contemporaneous satisfaction of each of the following conditions:

          6.1  Authorizations. Abbott shall have received such instruments or
               --------------
               documents as Abbott may reasonably request relating to the existence and good standing of the Company and the authority for execution, delivery and performance of this Agreement, in full force and effect on the Disbursement Date.

          6.2  Security Agreement. Abbott shall have received a duly executed
               ------------------
               Security Agreement, together with such financing statements and other documents as Abbott may require to provide for the perfection of its security interest.

          6.3  Opinion of Counsel. Abbott shall have received an opinion of
               ------------------
               counsel from counsel to the Company in form satisfactory to Abbott.

          6.4  No Existing Default. No Event of Default (as defined in Section
               -------------------
               7.1) or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default by the Company (an "Incipient Default") shall exist on the Disbursement Date.

          6.5  Representations And Warranties Correct. Each of the
               --------------------------------------
               representations and warranties made by the Company shall be true and correct in all material respects on the Disbursement Date with the same effect as though made on and as of such date; and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by the Company on or prior to the Disbursement Date.

          6.6  Other Agreements. The National Marketing and Distribution
               ----------------
               Agreement and the Registration Rights Agreement shall be in full force and effect, and the Company shall not be in breach or default of any material covenant, condition or other provision thereof.

          6.7  Equipment. The Company shall have identified to Abbott in writing
               ---------
               any equipment to be financed, in whole or in part, with proceeds of the Loan.

     7.   Events of Default. If any of the events specified in this Section 7
          -----------------
          shall occur (herein individually referred to as an "Event of Default"), the Holder of the then outstanding Note issued pursuant to this Agreement may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

     7.1  Payments. Default in the payment of the principal and unpaid accrued
          --------
          interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

     7.2  Bankruptcy. The institution by the Company of proceedings to be
          ----------
          adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

     7.3  Commencement of an Action. If, within sixty (60) days after the
          -------------------------
          commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

     7.4  Default of Senior Indebtedness. Any default of the Company under any
          ------------------------------
          Senior Indebtedness (as defined in Section 8) that gives the holder thereof the right to accelerate such Senior Indebtedness, or any such Senior Indebtedness shall not be paid when due.

     7.5   Covenants And Agreements. The Company shall default in the
           ------------------------
           performance of any of its material covenants and agreements set forth in any provision of this Agreement or the Security Agreement and the continuance of such default for ten (10) days after the Holder has given the Company written notice of such default.

     7.6   Default Under Other Agreements. The Company breaches or defaults on
           ------------------------------
           any covenant, condition or other provision of the National Marketing and Distribution Agreement and such breach or default continues after the applicable grace period, if any, specified therein but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach or default or such National Marketing and Distribution Agreement shall cease to be in full force and effect.

     7.7   Change of Control of The Company. Any change in control of the
           --------------------------------
           Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock of the Company or any sale or transfer of all or substantially all of the business or assets of the Company (a "Change of Control"), or Abbott's receipt of written notice from the Company that a Change of Control will occur as described in
           Section 9.11.

     7.8   Monetary Judgments. One or more non-interlocutory judgments, non-
           ------------------
           interlocutory orders, decrees or arbitration awards is entered against the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof.

     7.9   Non-Monetary Judgments. Any non-monetary judgment, order or decree is
           ----------------------
           entered against the Company which does or would reasonably be expected to have a material adverse effect on its condition (financial or otherwise), business, net worth, assets, properties or operations, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     7.10  Other Remedies. If any Event of Default shall occur and be
           --------------
           continuing, Abbott shall have, in addition to the remedies set forth in Section 7, all other remedies otherwise available at law and equity.

8.   Subordination. The indebtedness evidenced by the Note is hereby expressly
     -------------
     subordinated except as otherwise provided in the Security Agreement attached to this Agreement as Exhibit C, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as defined herein).

     8.1  Senior Indebtedness. As used in the Note, the term "Senior
          -------------------
          Indebtedness" shall mean the principal of (in amounts not exceeding a debt to equity ratio of one to one at any time outstanding) and unpaid accrued interest on:

          (a) all indebtedness of the Company to banks, insurance companies, or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and

          (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     8.2  Default on Senior Indebtedness. If there should occur any
          ------------------------------
          receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if the Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (a) no amount shall be paid by the Company in respect of the principal of or interest on the Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of the Note that shall assert any right to receive any payments in respect of the principal of and interest on the Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an Event of Default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on the Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

     8.3  Effect of Subordination. Subject to the rights, if any, of the holders
          -----------------------
          of Senior Indebtedness under this Section 8 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of the Note, nothing contained in this Section 8 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions of this Agreement, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of the Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

     8.4  Subrogation. Subject to the payment in full of all Senior Indebtedness
          -----------
          and until the Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 8.2) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 8 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

     8.5  Security Agreement. Notwithstanding any provisions of this Section 8
          ------------------
          to the contrary, proceeds of Collateral as defined in the Security Agreement or payments received in consideration of the release of any Collateral shall not be subject to the subordination set forth in this
          Section 8.

     8.6  Undertaking. By its acceptance of the Note, the Holder agrees to
          -----------
          execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 8.

9.   Conversion of Note.
     ------------------

     9.1  Conversion Privilege and Conversion Price. Subject to and upon
          -----------------------------------------
          compliance with the provisions of this Section 9 (including but not limited to the limitation on conversion contained in Section 9.4), at the option of Abbott at any time and from time to time at Abbott's sole discretion, the Note may be converted at the principal amount thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price, in effect at the time of conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially $10.00 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 9.5.

     9.2  Exercise of Conversion Privilege. In order to exercise the conversion
          --------------------------------
          privilege, Abbott shall surrender the Note duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice of conversion in the form provided on the Note (or such other notice as is acceptable to the Company) at such office or agency that Abbott elects to convert such Note. Upon conversion the Company shall pay interest accrued but unpaid on the Note surrendered for conversion through the date of such conversion. The Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the whole portion of the principal amount thereof for conversion in accordance with the foregoing provisions, and at such time the rights of Abbott under the Note shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.3.

     9.3  Fractions of Shares. No fractional shares of Common Stock shall be
          -------------------
          issued upon conversion of the Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of the Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining principal amount of the Note which is not converted by reason of this Section 9.3.

     9.4  Limitation on Conversion Privilege. If the shares of Common Stock
          ----------------------------------
          issuable upon conversion of the Note, together with the shares of Common Stock then beneficially owned by Abbott, would exceed 19% of the then outstanding shares of Common Stock of the Company (giving effect to such issuance upon conversion to Abbott), then Abbott may only convert that portion of the principal amount of the Note that would result in Abbott holding 19% of the then outstanding shares of Common Stock of the Company (in whole shares rounded down) and the remaining unconverted principal amount of the Note shall remain outstanding.

     9.5  Adjustment of Conversion Price.
          ------------------------------

          (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in the form of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph 9.5(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b) In case the Company shall issue rights, options, or warrants to all holders of its Common Stock (not being available on an equivalent basis to Abbott upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of the Common Stock, determined as provided in paragraph 9.5(f), on the date fixed for the determination of stockholders entitled to receive such rights, options, or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so offered for subscription or purchase would purchase at the Conversion Price in effect immediately prior to the date fixed for such determination and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately at the opening of business on the day following the date fixed for such determination. For purposes of this paragraph 9.5(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options, or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend, redemption, stock purchase or otherwise, distribute to holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options, or warrants referred to in paragraph 9.5(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 9.5(d)), the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be the current market price per share, determined as provided in paragraph 9.5(f), of the Common Stock on the date fixed for such determination less the then fair market value (as determined in good faith by an independent majority of the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be the current market price per share, determined as provided in paragraph 9.5(f), of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section
               9.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph 9.5(c), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

          (f) For the purpose of any computation under paragraphs 9.5(c), (d), and (e), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive trading days selected by the Company commencing not more than twenty (20) trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each trading day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations system ("Nasdaq") National Market System ("Nasdaq National Market") or, if not listed or admitted to trading on Nasdaq National Market, on Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq National Market or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if the Common Stock does not have any closing bid and asked prices in the over-the-counter market during the relevant period of time, the fair market value per share as determined in good faith by an independent majority of the Board of Directors as of the most recent available month-end determined pursuant to GAAP. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

          (g) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs 9.5(a), (b), (c) and
               (d), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes or for any other reasons.

     9.6  Notice of Adjustments of Conversion Price. Whenever the Conversion
          -----------------------------------------
          Price is adjusted as herein provided:

          (a) the Company shall compute the adjusted Conversion Price in accordance with Section 9.5 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the Company.

          (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder in accordance with the terms of Section 12.2 herein.

     9.7  Notice of Certain Corporate Action.  In case:
          ----------------------------------

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights, including grants given under the Company Stock Option Plan; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to the Holder at its last address as it shall appear in the Note Register, at least twenty (20) days or ten (10) days in any case specified in paragraph 9.7 (a) or (b) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in paragraphs 9.7 (a) through (d).

     9.8    Company to Reserve Common Stock. The Company shall at all times
            -------------------------------
            reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of the Note.

     9.9    Taxes on Conversions. The Company will pay any and all taxes that
            --------------------
            maybe payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Note pursuant to this Agreement.

     9.10   Covenant as to Common Stock. The Company covenants that all shares
            ---------------------------
            of Common Stock which may be issued upon conversion of the Note will upon issuance be fully paid and nonassessable and, except as provided in Section 9.9, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     9.11   Provisions in Case of Consolidation, Merger or Sale of Assets. In
            -------------------------------------------------------------
            case of any Change of Control of the Company, the Company will notify Abbott at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control, and Abbott may convert the Note in accordance with Section 9 prior to the transaction or declare an Event of Default and accelerate the Note and terminate this Agreement in accordance with Section 9.

     9.12   Transfer And Exchange of Note. The Note may be freely transferred or
            -----------------------------
            assigned by Abbott with the written consent of the Company. Such transfer and assignment shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than twenty (20) days notice to that effect given by Abbott and, upon surrender of the Note at the Company's office by Abbott, the Company will deliver in exchange therefor, without expense to Abbott, except as set forth below, one Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, provided such Note shall be in the amount of the full principal amount of the Note and there shall be no right to divide the Note, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person as may be designated by Abbott, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     9.13   Loss, Theft, Mutilation or Destruction of Note. Upon receipt of
            ----------------------------------------------
            evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Abbott thereof, a new Note, of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note.

     9.14   Expenses, Stamp Tax Indemnity. The Company agrees to pay duplicating
            -----------------------------
            and printing costs and charges for shipping the Note, adequately insured to Abbott's home office or at such other place as Abbott may designate, and all reasonable expenses of Abbott (including, without limitation, the reasonable fees and expenses of any financial advisor to Abbott) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions of this Agreement, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, re-negotiations, or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Abbott harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding. The Company agrees to protect and indemnify Abbott against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by a Purchaser) in connection with the transactions contemplated by this Agreement.

     9.15   Cancellation of Converted Note. The Note delivered for conversion
            ------------------------------
            shall be canceled by or at the direction of the Company.

   10. Costs and Expenses.  The Company shall:
       ------------------

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Abbott within five Business Days after demand for all costs and expenses incurred by Abbott in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable attorneys fees and expenses incurred by Abbott with respect thereto; and

            (b) pay or reimburse Abbot within five Business Days after demand for all costs and expenses (including reasonable attorneys fees and expenses) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other document delivered in connection therewith during the existence of an Event of Default or after acceleration of the loans (including in connection with any "workout" or restructuring regarding the Loans).

   11. Indemnification.
       ---------------

       11.1 Indemnification by the Company.
            ------------------------------

   The Company agrees to defend and indemnify Abbott, its subsidiaries, affiliates, directors, officers, employees, and shareholders, and their respective successors and assigns (collectively, the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys fees and expenses of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Abbott Indemnitee in any way relating to or arising out of this Agreement, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                                 -----------------------    --------
   Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive payment of all other obligations hereunder.

       11.2 Indemnification Procedure. A party seeking indemnification
            -------------------------
            (the "Indemnitee") shall use its commercially reasonable best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification; provided, however, that the Indemnitee's failure to notify the Indemnitor shall not excuse the Indemnitor's obligation to indemnify the Indemnitee except to the extent that such failure prejudices the Indemnitor's defense of any such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 11 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

   12. Miscellaneous.
       -------------

       12.1 Powers And Rights Not Waived; Remedies Cumulative.  No delay or
            -------------------------------------------------
            failure on the part of Abbott in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Abbott are cumulative to, and are not exclusive of, any rights or remedies Abbott would otherwise have.

       12.2 Notice.  Except as otherwise expressly provided herein, any notice,
            ------
            consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, or five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Abbott (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

                If to the Company:
                          Retractable Technologies, Inc.
                          P.O. Box 9
                          511 Lobo Lane
                          Little Elm, Texas 75068-0009
                          Attention: Thomas J. Shaw
                                     President and CEO


                With a copy to:
                          Retractable Technologies, Inc.
                          Finance Department
                          P.O. Box 9
                          511 Lobo Lane
                          Little Elm, Texas 75068-0009
                          Attention: Douglas W. Cowan
                                     Chief Financial Officer and Treasurer


                If to Abbott:
                          Abbott Laboratories
                          200 Abbott Park Road
                          Abbott Park, IL 60064-3537
                          Attention: Senior Vice President,
                                     Hospital Products Division

                With a copy to:

                          Abbott Laboratories
                          Legal Division
                          D-322, AP6D
                          100 Abbott Park Road
                          Abbott Park, IL  60064-6049
                          Attn: Divisional Vice President,
                          D-322, 6049


       12.3 Successors And Assigns. This Agreement shall be binding upon and
            ----------------------
            inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Abbott and its successors and assigns; provided, however, that neither the Company nor Abbott shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld.

       12.4 Survival of Covenants And Representations. All covenants,
            -----------------------------------------
            representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Disbursement Date, shall survive the closing and the delivery of this Agreement and the Note.

       12.5 Severability. Should any part of this Agreement for any reason be
            ------------
            declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

       12.6 Counterparts. This Agreement may be executed in one or more
            ------------
            counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

       12.7 Governing Law. This Agreement and the Note issued and sold hereunder
            -------------
            shall be governed by and construed in accordance with Illinois law (except Section 9 which shall be governed by and contained in accordance with Texas law), without regard to the conflict of laws provisions thereof.

       12.8 Captions. The descriptive headings of the various sections or parts
            --------
            of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

       12.9  Dispute Resolution. Disputes shall be resolved as provided in Annex
             ------------------
             B attached hereto.

       12.10 Amendments and Waivers. No amendment or waiver of any provision of
             ----------------------
             this Agreement, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by Abbott and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date and year first above written.

ABBOTT LABORATORIES                                   RETRACTABLE TECHNOLOGIES,
                                                      INC.


By: Richard A. Gonzalez                               By: Thomas J. Shaw
   ----------------------------                          -----------------------
   Richard A. Gonzalez

Its:  Senior Vice President                           Its:  CEO
    ---------------------------                           ----------------------
    Hospital Products

                                   ANNEX A
                                   -------

                                PROMISSORY NOTE
                                ---------------

$5,000,000                                                       _________, 2000

     FOR VALUE RECEIVED, the undersigned, Retractable Technologies, Inc., a Texas corporation (the "Company"), hereby promises to pay to the order of Abbott
                        -------
Laboratories ("Abbott") the principal sum of Five Million Dollars ($5,000,000)
               ------
or, if less, the aggregate unpaid principal amount of all Loans made by Abbott to the Company pursuant to the Credit Agreement dated as of _______________, 2000 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit
                                                                    ------
Agreement"), between the Company and Abbott on the dates and in the amounts
---------
provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     Abbott is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Note).

     This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. This Note is secured pursuant to the Security Agreement, as defined in the Credit Agreement.

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                          RETRACTABLE TECHNOLOGIES, INC.


                                          By:_____________________________
                                          Title:__________________________

                                                                Schedule to Note


                         LOANS AND REPAYMENT OF LOANS
                         ----------------------------


    (1)              (2)                 (3)                      (4)
   Date              Amount              Amount                  Notation
                       of                  of                      Made
                    Base Loan           Loan Repaid                 By
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                    ANNEX B

                              DISPUTE RESOLUTION


The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

     1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

     2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures: (a) The CPR shall submit to the parties a list of not less than five(5) candidates within fourteen (14) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates. (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality. (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference. (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

     3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location in the State of Illinois agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location in the State of Illinois other than the principal place of business of either party or any of their subsidiaries or affiliates.

     4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral: (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral; (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness; (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue. (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty
(20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding. Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

     5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules: (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled. (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination. (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence. (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments. (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

     6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

     7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall issue a written opinion or otherwise explain the basis of the ruling.

     8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows: (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.
(b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

     9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

     10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information. EX-5 6 EXHIBIT 5

                               Credit Agreement

                                   Exhibit A
                         Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is made as of May ___, 2000, by and between Retractable Technologies, Inc., a Texas corporation with its principal office at 511 Lobo Lane, Little Elm, Texas 75068 ("RTI"), and Abbott Laboratories, an Illinois corporation with its principal office at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400("Abbott").

                                   RECITALS

     WHEREAS, RTI and Abbott have entered into a Credit Agreement (the "Credit Agreement") of even date herewith; and

     WHEREAS, the execution and delivery of this Agreement are a condition to the Closing of the Credit Agreement;

NOW, THEREFORE, RTI and Abbott agree as follows:

1.   Definitions. All terms not otherwise defined in this Agreement shall have
     -----------
the same meanings ascribed to them in the Credit Agreement. For purposes of this Agreement:

     1.1    Exchange Act. The term "Exchange Act" shall mean the Securities
            -----------
            Exchange Act of 1934, as amended.

     1.2    Register, Registered, and Registration. The terms "register,"
            --------------------------------------
            "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.3    Registrable Securities. The term "Registrable Securities" means such
            ----------------------
            portion of the Shares that has not previously been registered or sold to the public.

     1.4    Registration Statement. The term "Registration Statement" means a
            ----------------------
            registration statement filed with the SEC under the Securities Act to register the resale of the Registrable Securities by Abbott.

     1.5    Rule 144.  The term "Rule 144" shall mean Rule 144, or its successor
            --------
            rule, promulgated by the SEC.

     1.6    SEC. The term "SEC" shall mean the Securities and Exchange
            ---
            Commission.

     1.7  Securities Act. The term "Securities Act" means the Securities Act of
          --------------
          1933, as amended.

     1.8  Shares. The term "Shares" means the shares of common stock of RTI, no
          ------
          par value, issuable or issued upon conversion of the Note issued pursuant to the Credit Agreement, and any shares of common stock of RTI issued as a dividend or other distribution with respect to such capital stock.

2.   Registration. RTI covenants and agrees as follows:
     ------------

     2.1  S-3 Registration. At any time after RTI becomes eligible to file a
          ----------------
          Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Abbott may request RTI, in writing, to effect a registration on Form S-3 (or such successor form), of Registrable Securities. Thereupon, RTI shall, as expeditiously as possible, use its best efforts to effect the registration of Form S-3 (or such successor form) of all Registrable Securities which RTI has been requested to so register. The right to request registration on Form S-3 pursuant to this Section 2.1 may not be exercised more than three
          (3) times by Abbott. RTI shall not be required to include any Registrable Securities in such registration unless Abbott accepts the terms of the underwriting as agreed upon between RTI and the underwriters selected by RTI (provided that such terms must be consistent with this Agreement and are applicable to other shareholders offering their shares in such registration).

     2.2  Piggyback Registration. Whenever RTI proposes to register any of its
          ----------------------
          securities under the Securities Act for a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of RTI other than (a) a registration relating solely to employee benefit plans on Form S-8 (or a similar successor form), or (b) a registration on Form S-4 (or a similar successor form) relating solely to a transaction subject to Rule 145 under the Securities Act), RTI will promptly give Abbott written notice thereof, and subject to the terms of Section 2.3 below, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request to RTI made within fifteen (15) business days after the receipt of such written notice by Abbott.

     2.3  Underwriting.
          ------------

          (a)  If the registration of which RTI gives notice pursuant to Section
               2.2 is for a registered offering involving an underwriting, then Abbott's right to registration shall be conditioned upon Abbott's participation in the underwriting and the inclusion of Abbott's Registrable Securities in the underwriting to the extent provided in this Agreement. Abbott [together with RTI and the holders of other securities of RTI distributing their securities through that underwriting (such other holders being termed the "Other Holders")] shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by RTI.


          (b) Notwithstanding any other provision of this Article 2, if the representative of the underwriters advises RTI in writing that marketing factors require a limitation on the number of shares to be underwritten, then RTI shall so inform Abbott and the Other Holders. The number of shares of RTI common stock being sold by RTI for its own account shall not be reduced by operation of this
               Section 2.3. The number of shares of Registrable Securities held by Abbott and the Other Holder(s) that may be included in the underwriting (in addition to those being sold by RTI for its own account) shall be allocated among Abbott and the Other Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such holder.

          (c) Any holder which does not agree to the terms of the such underwriting shall be excluded from that underwriting by written notice from RTI or the underwriter. Any Registrable Securities or other securities excluded or withdraw from that underwriting shall be withdrawn from the registration.

     2.4  Registration Expenses. RTI shall pay all "registration expenses" (as
          ---------------------
          defined below) in connection with any registration, qualification or compliance under this Agreement. Abbott shall pay all "selling expenses" (as defined below). The term "registration expenses" shall mean all expenses, except for selling expenses, incurred by RTI in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for RTI, accounting fees, blue sky fees and expenses, and the expense of any attest service incident to or required by any such registration. The term "selling expenses" shall mean all selling commissions, underwriting fees, and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for Abbott.

     2.5  Obligations of RTI. In the case of a registration effected by RTI
          ------------------
          pursuant to this

Article 2, RTI will use reasonable efforts to:

(a)  keep such registration effective until the earliest of:

     (i)       such date as all of the Shares have been sold, or

     (ii) if RTI is not then eligible to effect such registration on Form S-3 (or a similar successor form), one hundred and twenty (120) days after the effective date of the Registration Statement, or

     (iii)     the termination of the registration rights pursuant to Section
               2.9 of this Agreement.

(b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(c) furnish such number of prospectuses, prospectus supplements, and other documents incident thereto, including any amendment of or supplement to the prospectus, as Abbott from time to time may reasonably request;

(d) cause all Shares registered as described in this Agreement to be listed on any securities exchange or quoted on any quotation service on which similar securities issued by RTI are then listed or quoted;

(e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Shares;

(f) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

          (g) file the documents required of RTI and otherwise use reasonable efforts to maintain requisite blue sky clearance in:

               (i) all jurisdictions in which any of the Shares are sold originally; and

               (ii) all other states specified in writing by Abbott, provided as to this clause (ii), however, that RTI shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

     2.6  Selling Procedures.
          ------------------

          (a) In the event Abbott intends to resell Shares pursuant to a Registration Statement, Abbott shall give RTI five (5) business days notice of its intent to sell in reliance on such Registration Statement (the "Notice of Sale"). RTI may refuse to permit Abbott to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, RTI must deliver to Abbott a certificate in writing within three (3) business days following its receipt of the Notice of Sale from Abbott to the effect that a sale pursuant to the Registration Statement in its then current form could constitute a violation of the federal securities laws. In such an event, RTI shall either (i) use commercially reasonable efforts to amend promptly the Registration Statement, if necessary, and take all other actions necessary to allow such sale under the federal securities laws, and shall notify Abbott promptly after it has determined that such sale has become permissible under the federal securities laws, or (ii) exercise its right under paragraph (b) below to delay the sale.

          (b) If in the good faith judgment of the Board of Directors of RTI, after consultation with counsel, the filing of a Registration Statement or an amendment thereto or prospectus supplement so as permit the proposed sale without a violation of securities laws would materially adversely affect a pending or scheduled public offering, or an acquisition, merger, or similar transaction, or negotiations of either of the foregoing, or would require the disclosure of another material development prior to the time it would otherwise be required to be disclosed in a manner adverse to the best interests of RTI, then it may decline to permit the resale of any Shares pursuant to the Registration Statement for up to a maximum of ninety (90) days, provided that it may not exercise this right more than once in any twelve (12) month period.

          (c) If RTI has delivered a prospectus to Abbott and after having done so the prospectus is amended to comply with the requirements of the Securities

                    Act, RTI shall reasonably promptly notify Abbott and, if requested, Abbott shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall reasonably promptly provide Abbott with revised prospectuses and, following receipt of the revised prospectuses, Abbott shall be free to resume making offers of the Registrable Securities.

               (d) Abbott covenants and agrees that it will not sell any Shares pursuant to a Registration Statement during the periods sales in reliance upon the Registration Statement are prohibited as set forth in this Section 2.6.

          2.7  Information from Abbott. It shall be a condition precedent to the
               -----------------------
               obligations of RTI to take any action pursuant to Article 2 of this Agreement with respect to the Shares that Abbott shall furnish to RTI such information as RTI may reasonably request, including information regarding Abbott, the Shares held by it, the intended method of disposition of such securities, and such other information as required to effect the registration of the Shares.

          2.8  Assignment of Registration Rights. The right to cause RTI to
               ---------------------------------
               register the Shares pursuant to this Agreement may be assigned by Abbott to a transferee of the Shares only if:


               (a) RTI is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Shares with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to RTI by which transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby;

               (b) immediately following such transfer the disposition of the Shares by the transferee is restricted under the Securities Act;

               (c) such assignment includes all of the Shares then held by Abbott; provided, however, that such share limitation shall
                            --------  -------
                    not apply to transfers by Abbott to its affiliates if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement; and

               (d) Abbott guarantees the performance of the transferee of its obligations under this Agreement.

          2.9  Termination of Registration Rights. The registration rights
               ----------------------------------
               provided in this Agreement shall terminate if Abbott may sell all of the Shares pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 2.9, RTI may withdraw the Registration Statement, or any portion thereof, covering the Shares.

     2.10 Reports Under Securities Exchange Act of 1934. With a view to making
          ---------------------------------------------
          available to Abbott the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Abbott to sell securities of RTI to the public without registration or pursuant to a registration on Form S-3, RTI agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
               (90) days after the effective date of the first registration statement filed by RTI for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of RTI under the Securities Act and the Exchange Act; and

          (c) furnish to Abbott, so long as Abbott owns any Shares, forthwith upon request (i) a written statement by RTI that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by RTI), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of RTI and such other reports and documents so filed by RTI, and (iii) such other information as may by reasonably requested in availing Abbott of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     2.12 "Lock-up" Agreement; Confidentiality of Notices.
          -----------------------------------------------

          (a) If requested by the managing underwriter of an underwritten public offering by RTI of RTI common stock, Abbott hereby agrees that, for a period of one hundred eighty (180) days following the effective date of a Registration Statement, (i) it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of RTI common stock or any securities convertible into or exercisable or exchangeable for RTI common stock; (ii) it will not enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the RTI common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of RTI common stock or such other securities, in cash or otherwise; and (iii) it shall execute any other customary lock-up agreements as may be requested by the managing underwriters, provided that all stockholders holding not less than the number of shares of RTI common stock held by Abbott (including the shares of RTI common stock issuable upon conversion of the Shares, or other convertible securities, or upon exercise of options, warrants or rights) and all officers and directors of RTI enter into similar agreements.

          (b) RTI may impose stop-transfer instructions with respect to Registrable Securities or other securities subject to the foregoing restrictions until the end of the applicable lock-up period.

          (c) Abbott shall treat confidentially any written notice received by Abbott from RTI regarding RTI's plans to file a Registration Statement and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

3.   Indemnification and Contribution.
     --------------------------------

     3.1  Indemnification by RTI. RTI agrees to indemnify and hold harmless
          ----------------------
          Abbott, each of Abbott's directors, officers and U.S. wholly-owned subsidiaries, and each person, if any, who controls Abbott within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statements of a material fact contained in (or upon the omission of a material fact from) a Registration Statement delivered or circulated by Abbott in connection with a sale of RTI securities by Abbott, or arise out of any failure by RTI to fulfill any undertaking included in the Registration Statement, and RTI will, as incurred reimburse Abbott and such persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding, or claim; provided, however, that RTI shall not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon:

          (a) an untrue statement made in (or upon the omission of a material fact from) such Registration Statement in reliance upon and in conformity with written information furnished to RTI by or on behalf of Abbott specifically for use in preparation of the Registration Statement,

          (b) the failure of Abbott to comply with the covenants or agreements contained in Section 2.6 hereof, or

               (c) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott.

          3.2  Indemnification by Abbott. Abbott agrees to indemnify and hold
               -------------------------
               harmless RTI, each of RTI's directors and officers, and each person, if any, who controls RTI within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon:

               (a) either an untrue statement made in or the omission of a material fact from such Registration Statement in reliance upon and in conformity with written information furnished to RTI by or on behalf of Abbott specifically for use in preparation of the Registration Statement,

               (b) the failure of Abbott to comply with the covenants or agreements contained in Section 2.6 hereof, or

               (c) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott, and Abbott will, as incurred, reimburse RTI and such persons for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding, or claim;

               provided, however, that in no event shall Abbott's cumulative aggregate liability under this Section 3.2, or under Section 3.4, or under Sections 3.2 and 3.4 together, exceed the net amount received by Abbott from the sale of the Shares to which such loss relates minus the amount of any damages which Abbott has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission.

3.3  Indemnification Procedures. Promptly after receipt by any indemnified party
     --------------------------
     of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
     Article 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to present both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

3.4  Contribution. If the indemnification provided for in this Article 3 is
     ------------
     unavailable to or insufficient to hold harmless an indemnified party under
     Section 3.1 or 3.2 above in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of RTI on one hand and Abbott on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by RTI on one hand or Abbott on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall Abbott's cumulative aggregate liability under this
     Section 3.4, or under Section 3.2, or under Sections 3.2 and 3.4 together, exceed the net amount received by Abbott from the sale of the Shares to which such loss relates minus the amount of any damages which Abbott has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. RTI and Abbott agree that it would not be just and equitable if contribution pursuant to this Section
     3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          3.5  Continuing Obligations. The obligations of RTI and Abbott under
               ----------------------
               this Article 3 shall survive the completion of the offering of the Shares pursuant to the Registration Statement and shall be in addition to any liability that RTI and Abbott may otherwise have.

     4.   Miscellaneous.
          -------------

          4.1  Waiver. The failure on the part of RTI or Abbott to exercise or
               ------
               enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

          4.2  Notices. Any notice required or permitted to be given by the
               -------
               terms of this Agreement by a party shall be given by prepaid, registered air mail or by express delivery service, such as Federal Express or DHL, properly addressed to the address of the other party set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

                    As to Abbott:
                            Senior Vice President
                            Hospital Products Division
                            Abbott Laboratories
                            200 Abbott Park Road
                            Abbott Park, Illinois 60064-3537

                    With copy (which will not constitute notice) to:

                            Divisional Vice President, D-322
                            Abbott Laboratories
                            100 Abbott Park Road
                            AP6D D-322
                            Abbott Park, Illinois 60064-6049

                    As to RTI:

                         Retractable Technologies, Inc.
                         511 Lobo Lane
                         Little Elm, Texas 75068
                         Attn: Thomas J. Shaw, Chief
                              Executive Officer and President

                    With copy (which will not constitute notice) to:

                         Retractable Technologies, Inc.
                         Legal Department
                         511 Lobo Lane
                         Little Elm, Texas 75068
                         Attn: Michele Larios

          4.3  Applicable Law. The corporate law of the State of Texas shall
               --------------
               govern all issues concerning the relative rights of RTI and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be construed and interpreted according to the law of the State of Illinois, without giving effect to its conflict of law provisions.

          4.4  Alternative Dispute Resolution. The parties shall attempt to
               ------------------------------
               amicably resolve disputes arising between them regarding the validity, construction, enforceability, or performance of the terms of this Agreement and any differences or disputes in the interpretation of the rights, obligations, liabilities and/or remedies hereunder, which have been identified in a written notice from one party to the other, by good faith settlement discussions between the President of Abbott's Hospital Products division and the President and Chief Executive Officer of RTI. The parties agree that any dispute that arises in connection with the Agreement, which cannot be amicably resolved by such representative within thirty (30) days after the receipt of such written notice, shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Annex B to the Credit Agreement.

          4.5  Captions. The captions to the Articles and Sections of this
               --------
               Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.


          4.6  Entire Agreement. The terms and provisions contained herein,
               ----------------
               including the Annex hereto, and the Credit Agreement and the exhibits and annexes thereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement varying or extending the terms hereof will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement.

     4.7  Assignment. This Agreement shall not be assignable by the parties,
          ----------
          except as permitted under section 2.9 or (a) to an Affiliate of such party, provided the assigning party guarantees the performance of the Affiliate, (b) as mutually agreed to in writing in advance, or (c) as incident to the merger, consolidation, reorganization, or acquisition of stock or assets affecting actual voting control of the assigning party or affecting all or substantially all of the assets of such party to which this Agreement relates. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by any party in violation of the terms of this
          Section 4.7, shall be null and void and of no legal effect. For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any party hereto, any corporation or other form of business organization, which directly owns, controls, is controlled by, or is under common control with, such party. An entity shall be regarded as being in control of another entity if the former entity has the direct or indirect power to order or cause the direction of the policies of the other entity whether (x) through the ownership of more than fifty percent (50%) of the voting securities of the other entity; or (y) by contract, statute, regulation, or otherwise.


     4.8  Severability. In the event that any provision of this Agreement is
          ------------
          held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, (a) the validity of the remaining provisions shall not be affected, (b) the particular provision shall to the extent permitted by the law be reasonably construed and equitably reformed to be valid and enforceable, and (c) the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the unreformed, particular provisions held to be enforceable.

     4.9  Counterparts. This agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

ABBOTT LABORATORIES                               RETRACTABLE TECHNOLOGIES,
                                                  INC.

By:/s/Richard A. Gonzalez                         By:/s/ Thomas J. Shaw
   ----------------------                            -------------------------
   Richard A. Gonzalez

Title: Senior Vice President,                     Title: CEO
       Hospital Products                                ----------------------

                               Credit Agreement

                                   Exhibit B
                              Disclosure Schedule
                        (Confidential Private Placement
                               Memorandum Dated
                               January 11, 2000)

                               Credit Agreement

                                   Exhibit C
                       Financial Statements and Reports
                          of Independent Accountants
                       for December 13, 1998, 1997, 1996

                               Credit Agreement

                                   Exhibit D
                             Disclosure Statement

                     CREDIT AGREEMENT DISCLOSURE STATEMENT

RTI has raised additional capital in 1999 through issuance of its Series III Convertible Preferred Stock in the amount of $11.6 million.

RTI has sold $1.6 million of its Series IV Convertible Preferred Stock in 2000.

RTI completed a loan and credit facility for $1.5 million and $.5 million, respectively, in February 2000 through 1/st/ International Bank. These funds were used to pay off an existing loan and provide additional funds for equipment and working capital needs of RTI. The loan is secured by land, building, and building improvements. It is the property located at 511 Lobo Lane, Little Elm, Texas

The proceeds of the Credit Agreement will be used for equipment and manufacturing operations.

RTI has no monetary judgments of $250,000 or more against it.

RTI currently has $3.7 million of long term debt, including current maturities.

RTI anticipates a debt to equity ratio no lower than 1:1 in five years. Current projections are 1:20 in 2003.

Product liability insurance is $5 million each occurrence and $6 million aggregate.

RTI currently has 1.4 million stock options and warrants outstanding.

RTI does provide Employee Benefits, such as medical, dental and life insurance

RTI Confidential

Retractable Technologies Inc.

                                                                                        Change                          Change
                                                            12/31/98      12/31/99     98 to 99        Apr-00        99 to Apr-00
          Preferred Stock - Class A Series 1                5,000,000     5,000,000           -
          Preferred Stock - Class B Series 1                1,000,000     1,000,000           -
          Preferred Stock - Class B Series II               1,000,000     1,000,000           -
          Preferred Stock - Class B Series III   (note 1)         -       1,160,200     1,160,200
          Preferred Stock - Class B Series IV    (note 2)         -             -             -       1,615,000      1,615,000
          Common Stock                                          1,000         1,000           -
          Additional Paid in Capital                       16,680,281    23,670,110     6,989,829

               1. Sale of Series III Class B Convertible Stock
               2. Sale of Series IV Class B Convertible Stock

Pledged Fixed Asset Listing (assumes Legacy Bank and Textron Financial are paid off)

As of 4/19/2000

-----------------------------------------------------------------------------------------------------------------------  -----------
                                                                                                                         Outstanding
                                      Description                          Vendor/Mfg           Acq Value                Loan/Lease
        Lender                                                                                              Asset Value  Commitment
-----------------------------------------------------------------------------------------------------------------------  -----------

                                 Page 1 of 15

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. The request for confidential treatment covers 15 redacted pages. The redacted information was separately filed with the Commission.

                              SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") dated as of May 4, 2000,
                                        ---------                   -
is between Retractable Technologies, Inc., a Texas corporation (the "Company"), and Abbott Laboratories, an Illinois corporation ("Abbott").
                                                   ------

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, Abbott may from time to time make loans, advances or other financial accommodations to the Company;

         WHEREAS, the obligations of the Company to Abbott are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company by Abbott, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1.    Definitions. When used herein, (a) the terms Equipment and
               -----------                                  ---------
Inventory shall have the respective meanings assigned to such terms in the
---------
Uniform Commercial Code (as defined below) and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Account Debtor means the party who is obligated on or under any Account
         --------------
Receivable or Contract Right.

         Account Receivable means any right of the Company to payment for goods
         ------------------
sold or leased or for services rendered.

         Assignee Deposit Account - see Section 4.
         ------------------------       ---------

         Collateral means all property and rights of the Company in which a
         ----------
security interest is granted hereunder.

         Contract Right means any right of the Company to payment under a
         --------------
contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         Credit Agreement means the credit agreement dated the date hereof
         ----------------
between Abbott and the Company and any amendment, modification or restatement thereof.

         Default means (i) an "Event of Default" is defined in the Credit
         -------
Agreement or (ii) the occurrence of any default by the Company under any agreement with the Abbott, including this Agreement.

         Liabilities means all obligations (monetary or otherwise) of the
         -----------
Company to Abbott, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         NMDA Payments - see Section 2.
         -------------

         Non-Tangible Collateral means, collectively, the Company's Accounts
         -----------------------
Receivable with respect to which Abbott is the Account Debtor, Contract Rights with respect to which Abbott is the Account Debtor and NMDA Payments.

         Uniform Commercial Code means the Uniform Commercial Code as in effect
         -----------------------
in the State of Illinois on the date of this Agreement; provided that, as used in Section 8 hereof, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

         2.    Grant of Security Interest. As security for the payment of all
               --------------------------
Liabilities, the Company hereby assigns to Abbott, and grants to Abbott a continuing security interest in, the following, whether now or hereafter existing or acquired:

         All of the Company's:

            (i) Accounts Receivable; with respect to which Abbott is the Account
                Debtor;

           (ii) Contract Rights; with respect to which Abbott is the Account Debtor;

          (iii) right, title and interest in payments (the "NMDA Payments") owed by Abbott to the Company under the National Marketing and Distribution Agreement between the Company and Abbott dated the date hereof;

          (iv) finished goods manufactured pursuant to the terms of the National Marketing and Distribution Agreement, allocated for Abbott, and thereby identified with Abbott Lot Numbers; and

           (v) unencumbered molds as listed in Schedule IV, and all additions, improvements, substitutions and replacements thereto;

             together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

         3.    Warranties. The Company warrants that: (i) no financing statement
               ----------
covering any of the Collateral is on file in any public office, except for the benefit of Abbott; (ii) the Company is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder with full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Company to Abbott is and will be true and correct in all material respects as of the date furnished; (iv) the Company's chief executive office and principal place of business are as set forth on Schedule I
                                                                     ----------
hereto (and the Company has not maintained its chief executive office and principal place of business at any other location at any time after July 1,
1999); (v) each other location where the Company maintains a place of business is set forth on Schedule II hereto; (vi) except as set forth on Schedule III
                -----------                                     ------------
hereto, the Company is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as set forth on Schedule III hereto, during the five years preceding the date hereof
         ------------
the Company has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has the Company been the subject of any merger or other corporate reorganization; (viii) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ix) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon the Company; (x) this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xi) the Company is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to result in a material adverse effect on the Company's business, condition (financial or otherwise), properties or prospects.

         4.    Collections, etc. Until such time during the existence of a
               ----------------
Default as Abbott shall notify the Company of the revocation of such power and authority, the Company may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Company for such purpose, and use, in the ordinary course of its business (but subject to the terms of any agreement with Abbott), the cash proceeds of Collateral and other money which constitutes Collateral. Abbott, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, make payments directly to Abbott of any amounts due or to become due in respect of the Collateral.

         Upon request by Abbott during the existence of a Default, the Company will forthwith, upon receipt, transmit and deliver to Abbott, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by Abbott) which may be received by the Company at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as Abbott may otherwise consent in writing, any such items which may be so received by the Company will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for Abbott until delivery is made to Abbott. The Company will comply with the terms and conditions of any consent given by Abbott pursuant to the foregoing sentence.

         During the existence of a Default, all items or amounts which are delivered by the Company to Abbott on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (the "Assignee Deposit Account") of the Company with a
                            ------------------------
 financial institution selected by Abbott over which Abbott has sole dominion and control, as security for payment of the Liabilities. The Company shall not have any right to withdraw any funds deposited in the Assignee Deposit Account. Abbott may, from time to time, in its discretion, and shall upon request of the Company made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as Abbott may determine, and Abbott may, from time to time, in its discretion, release all or any of such balance to the Company.

         Abbott (or any designee thereof) is authorized to endorse, in the name of the Company, any item, howsoever received by Abbott, representing any payment on or other proceeds of any of the Collateral.

         5.    Certificates, Schedules and Reports. The Company will from time
               -----------------------------------
 to time, as Abbott may request, deliver to Abbott such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Company in full or partial payment of any of the Collateral, as Abbott may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Company and shall be in such form and detail as Abbott may specify. The Company shall immediately notify Abbott of the occurrence of any event causing any loss or depreciation in the value of its Inventory pledged hereunder which is material to the Company, and such notice shall specify the amount of such loss or depreciation.

         6.    Agreements of the Company. The Company (a) will, upon request of
               -------------------------
 Abbott, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by Abbott) and do such other acts and things, all as Abbott may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at
                                               -----------     --
 such other addresses of which the Company shall have given Abbott not less than 10 days' prior written notice, (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable Abbott or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish Abbott such information concerning the Company, the Collateral and the Account Debtors as Abbott may from time to time reasonably request; (e) will permit Abbott and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect the Company's Inventory pledged hereunder, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of the Company pertaining to the Collateral, and will, upon request of Abbott during the existence of a Default, deliver to Abbott all of such records and papers;(f) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any lien or security interest on any Collateral; (g) will at all times keep all of its Inventory pledged hereunder insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to Abbott as its interest may appear (it being understood that (A) so long as no Default exists, Abbott shall deliver any proceeds of such insurance which may be received by it to the Company and (B) whenever a Default exists, Abbott may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Abbott may determine), and such policies or certificates thereof shall, if Abbott so requests, be deposited with or furnished to Abbott; (h) will take such actions as are reasonably necessary to keep its Inventory pledged hereunder in good repair and condition; (i) will take such actions as are reasonably necessary to keep its Equipment pledged hereunder in good repair and condition and in good working order, ordinary wear and tear excepted; (j) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment pledged hereunder and other Goods; (k) will, upon request of Abbott, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of Abbott in the Equipment covered thereby, and (ii) deliver all such certificates to Abbott or its designees; (l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (m) will keep all of the tangible Collateral in the United States; and (n) will reimburse Abbott for all expenses, including reasonable attorney's fees and charges, incurred by Abbott in seeking to collect or enforce any rights in respect of the Collateral.

         Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the Company.

         7.    Default. Whenever a Default shall be existing, Abbott may
               -------
exercise from time to time any right or remedy available to it under applicable law. The Company agrees, in case of Default, (i) to assemble, at its expense, all its Inventory pledged hereunder at a convenient place or places acceptable to Abbott. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Whenever a Default shall be existing, any proceeds of any disposition by Abbott of any of the Collateral and any NMDA Payments or payments under Accounts Receivable or Contract Right, may be applied directly by Abbott to payment of expenses in connection with the Collateral, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of Abbott), and any balance of such proceeds, NMDA Payments and payments may be applied by Abbott toward the payment of such of the Liabilities, and in such order of application, as Abbott may from time to time elect. After proceeds in an amount equal to $1,000,000 for Collateral described in Section 2(v) are applied pursuant to this Section 7, Abbott shall return all remaining Collateral described in Section 2(v) and all remaining proceeds thereof to the Company.

         8.    General. Abbott shall be deemed to have exercised reasonable care
               -------
in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but failure of Abbott to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of

Abbott to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

         Any notice shall be given in the manner provided under the Credit Agreement.

         The Company agrees to pay all expenses, including reasonable attorney's fees and charges paid or incurred by Abbott in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Liabilities.

         No delay on the part of Abbott in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Abbott of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments by Abbott to make loans, advances or other financial accommodations to the Company have terminated. If at any time all or any part of any payment theretofore applied by Abbott to any of the Liabilities is or must be rescinded or returned by Abbott for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Abbott, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Abbott had not been made.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in such State, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of Abbott hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         This Agreement and the Collateral shall not be subject to the subordination agreement set forth in Section 9 of the Credit Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                               ABBOTT LABORATORIES



                               By: /s/ Richard A. Gonzalez
                                   --------------------------------------------
                                Title: Senior Vice President, Hospital Products
                                       ----------------------------------------


                               RETRACTABLE TECHNOLOGIES, INC.



                               By: /s/ Thomas J. Shaw
                                   ---------------------------------------------
                                Title: CEO
                                       -----------------------------------------

                                  SCHEDULE I
                                  ----------

The Company's chief executive office is located at:

          511 Lobo Lane
          Little Elm, TX 75068

                                  SCHEDULE II
                                  -----------

The Company also has a location at:

         622 South Mill Street
         Lewisville, TX 75057

                                 SCHEDULE III


                                     None

                                  SCHEDULE IV
                                  -----------


                              Security Agreement
                              Unencumbered Molds

---------------------------------------------------------------------------------------
 Category                        Description                                Vendor
---------------------------------------------------------------------------------------
 Production Molds     Magor Mold 10cc Family from CIP                     Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold 5cc Family from CIP                      Magor Mold
---------------------------------------------------------------------------------------
                      8 cavity Tubeholder Housing mold                    Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold 8 cavity Tubeholder-Small Tube Adapter   Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold cavity Tubeholder Activation Tube        Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold 8 cavity Tubeholder - Threaded Disk      Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold/Mold #1522 (cavities match Mold 1498)    Magor Mold
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
 Molds on Order       Magor Mold 32 cavity housing for 1cc line           Magor Mold
---------------------------------------------------------------------------------------
                      Magor Mold 16 cavity runner for 1cc line            Magor Mold
---------------------------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") is made as of May 4, 2000, by and between Retractable Technologies, Inc., a Texas corporation with its principal office at 511 Lobo Lane, Little Elm, Texas 75068 ("RTI"), and Abbott Laboratories, an Illinois corporation with its principal office at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400 ("Abbott").

                                   RECITALS

         WHEREAS, RTI and Abbott have entered into a Credit Agreement (the "Credit Agreement") of even date herewith; and

         WHEREAS, the execution and delivery of this Agreement are a condition to the Closing of the Credit Agreement;

NOW, THEREFORE, RTI and Abbott agree as follows:

1.       Definitions. All terms not otherwise defined in this Agreement shall
         -----------
have the same meanings ascribed to them in the Credit Agreement. For purposes of this Agreement:

         1.1   Exchange Act. The term "Exchange Act" shall mean the Securities
               ------------
               Exchange Act of 1934, as amended.

         1.2   Register, Registered, and Registration. The terms "register,"
               --------------------------------------
               "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         1.3   Registrable Securities. The term "Registrable Securities" means
               ----------------------
               such portion of the Shares that has not previously been registered or sold to the public.

         1.4   Registration Statement. The term "Registration Statement" means a
               ----------------------
               registration statement filed with the SEC under the Securities Act to register the resale of the Registrable Securities by Abbott.

         1.5   Rule 144. The term "Rule 144" shall mean Rule 144, or its
               --------
               successor rule, promulgated by the SEC.

         1.6   SEC.  The term "SEC" shall mean the Securities and Exchange
               ---
               Commission.

RTI - Reg. Rights Agmt
May 2, 2000                             -1-

         1.7   Securities Act. The term "Securities Act" means the Securities
               --------------
               Act of 1933, as amended.

         1.8   Shares. The term "Shares" means the shares of common stock of
               ------
               RTI, no par value, issuable or issued upon conversion of the Note issued pursuant to the Credit Agreement, and any shares of common stock of RTI issued as a dividend or other distribution with respect to such capital stock.

2.       Registration.  RTI covenants and agrees as follows:
         ------------

         2.1   S-3 Registration. At any time after RTI becomes eligible to file
               ----------------
               a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Abbott may request RTI, in writing, to effect a registration on Form S-3 (or such successor form), of Registrable Securities. Thereupon, RTI shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Securities which RTI has been requested to so register. The right to request registration on Form S-3 pursuant to this Section 2.1 may not be exercised more than three (3) times by Abbott. RTI shall not be required to include any Registrable Securities in such registration unless Abbott accepts the terms of the underwriting as agreed upon between RTI and the underwriters selected by RTI (provided that such terms must be consistent with this Agreement and are applicable to other shareholders offering their shares in such registration).

         2.2   Piggyback Registration. Whenever RTI proposes to register any of
               ----------------------
               its securities under the Securities Act for a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of RTI other than (a) a registration relating solely to employee benefit plans on Form S-8 (or a similar successor form), or (b) a registration on Form S-4 (or a similar successor form) relating solely to a transaction subject to Rule 145 under the Securities
               Act), RTI will promptly give Abbott written notice thereof, and subject to the terms of Section 2.3 below, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request to RTI made within fifteen (15) business days after the receipt of such written notice by Abbott.

RTI - Reg. Rights Agmt
May 2, 2000                             -2-

         2.3   Underwriting.
               ------------

               (a)  If the registration of which RTI gives notice pursuant to
                    Section 2.2 is for a registered offering involving an underwriting, then Abbott's right to registration shall be conditioned upon Abbott's participation in the underwriting and the inclusion of Abbott's Registrable Securities in the underwriting to the extent provided in this Agreement. Abbott [together with RTI and the holders of other securities of RTI distributing their securities through that underwriting (such other holders being termed the "Other Holders")] shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by RTI.

               (b) Notwithstanding any other provision of this Article 2, if the representative of the underwriters advises RTI in writing that marketing factors require a limitation on the number of shares to be underwritten, then RTI shall so inform Abbott and the Other Holders. The number of shares of RTI common stock being sold by RTI for its own account shall not be reduced by operation of this Section 2.3. The number of shares of Registrable Securities held by Abbott and the Other Holder(s) that may be included in the underwriting (in addition to those being sold by RTI for its own account) shall be allocated among Abbott and the Other Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such holder.

               (c) Any holder which does not agree to the terms of the such underwriting shall be excluded from that underwriting by written notice from RTI or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from that underwriting shall be withdrawn from the registration.

         2.4   Registration Expenses. RTI shall pay all "registration expenses"
               ---------------------
               (as defined below) in connection with any registration, qualification or compliance under this Agreement. Abbott shall pay all "selling expenses" (as defined below). The term "registration expenses" shall mean all expenses, except for selling expenses, incurred by RTI in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for RTI, accounting fees, blue sky fees and expenses, and the expense of any attest service incident to or required by any such registration. The term "selling expenses" shall mean all selling commissions, underwriting fees, and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for Abbott.


         2.5   Obligations of RTI. In the case of a registration effected by RTI
               ------------------
               pursuant to this

RTI - Reg. Rights Agmt
May 2, 2000                             -3-

               Article 2, RTI will use reasonable efforts to:

               (a)  keep such registration effective until the earliest of:

                    (i)   such date as all of the Shares have been sold, or

                    (ii) if RTI is not then eligible to effect such registration on Form S-3 (or a similar successor form), one hundred and twenty (120) days after the effective date of the Registration Statement, or

                    (iii) the termination of the registration rights pursuant to
                          Section 2.9 of this Agreement.

               (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

               (c) furnish such number of prospectuses, prospectus supplements, and other documents incident thereto, including any amendment of or supplement to the prospectus, as Abbott from time to time may reasonably request;

               (d) cause all Shares registered as described in this Agreement to be listed on any securities exchange or quoted on any quotation service on which similar securities issued by RTI are then listed or quoted;

               (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Shares;

               (f) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

RTI - Reg. Rights Agmt
May 2, 2000                             -4-

               (g) file the documents required of RTI and otherwise use reasonable efforts to maintain requisite blue sky clearance in:

                    (i) all jurisdictions in which any of the Shares are sold originally; and

                    (ii) all other states specified in writing by Abbott, provided as to this clause (ii), however, that RTI shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

         2.6   Selling Procedures.
               ------------------

               (a) In the event Abbott intends to resell Shares pursuant to a Registration Statement, Abbott shall give RTI five (5) business days notice of its intent to sell in reliance on such Registration Statement (the "Notice of Sale"). RTI may refuse to permit Abbott to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, RTI must deliver to Abbott a certificate in writing within three (3) business days following its receipt of the Notice of Sale from Abbott to the effect that a sale pursuant to the Registration Statement in its then current form could constitute a violation of the federal securities laws. In such an event, RTI shall either (i) use commercially reasonable efforts to amend promptly the Registration Statement, if necessary, and take all other actions necessary to allow such sale under the federal securities laws, and shall notify Abbott promptly after it has determined that such sale has become permissible under the federal securities laws, or (ii) exercise its right under paragraph (b) below to delay the sale.

               (b) If in the good faith judgment of the Board of Directors of RTI, after consultation with counsel, the filing of a Registration Statement or an amendment thereto or prospectus supplement so as permit the proposed sale without a violation of securities laws would materially adversely affect a pending or scheduled public offering, or an acquisition, merger, or similar transaction, or negotiations of either of the foregoing, or would require the disclosure of another material development prior to the time it would otherwise be required to be disclosed in a manner adverse to the best interests of RTI, then it may decline to permit the resale of any Shares pursuant to the Registration Statement for up to a maximum of ninety (90) days, provided that it may not exercise this right more than once in any twelve
                    (12) month period.

               (c) If RTI has delivered a prospectus to Abbott and after having done so the prospectus is amended to comply with the requirements of the Securities

RTI - Reg. Rights Agmt
May 2, 2000                             -5-

                    Act, RTI shall reasonably promptly notify Abbott and, if requested, Abbott shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall reasonably promptly provide Abbott with revised prospectuses and, following receipt of the revised prospectuses, Abbott shall be free to resume making offers of the Registrable Securities.

               (d) Abbott covenants and agrees that it will not sell any Shares pursuant to a Registration Statement during the periods sales in reliance upon the Registration Statement are prohibited as set forth in this Section 2.6.

         2.7   Information from Abbott. It shall be a condition precedent to the
               -----------------------
               obligations of RTI to take any action pursuant to Article 2 of this Agreement with respect to the Shares that Abbott shall furnish to RTI such information as RTI may reasonably request, including information regarding Abbott, the Shares held by it, the intended method of disposition of such securities, and such other information as required to effect the registration of the Shares.

         2.8   Assignment of Registration Rights. The right to cause RTI to
               ---------------------------------
               register the Shares pursuant to this Agreement may be assigned by Abbott to a transferee of the Shares only if:

               (a) RTI is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Shares with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to RTI by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby;

               (b) immediately following such transfer the disposition of the Shares by the transferee is restricted under the Securities Act;

               (c) such assignment includes all of the Shares then held by Abbott; provided, however, that such share limitation shall
                            --------  -------
                    not apply to transfers by Abbott to its affiliates if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement; and

               (d) Abbott guarantees the performance of the transferee of its obligations under this Agreement.


         2.9   Termination of Registration Rights. The registration rights
               ----------------------------------
               provided in this Agreement shall terminate if Abbott may sell all of the Shares pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights

RTI - Reg. Rights Agmt
May 2, 2000                             -6-
               pursuant to this Section 2.9, RTI may withdraw the Registration Statement, or any portion thereof, covering the Shares.

         2.10  Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
               making available to Abbott the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Abbott to sell securities of RTI to the public without registration or pursuant to a registration on Form S-3, RTI agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by RTI for the offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of RTI under the Securities Act and the Exchange Act; and

               (c) furnish to Abbott, so long as Abbott owns any Shares, forthwith upon request (i) a written statement by RTI that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by RTI), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of RTI and such other reports and documents so filed by RTI, and (iii) such other information as may be reasonably requested in availing Abbott of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

         2.12  "Lock-up" Agreement; Confidentiality of Notices.
               -----------------------------------------------

               (a) If requested by the managing underwriter of an underwritten public offering by RTI of RTI common stock, Abbott hereby agrees that, for a period of one hundred eighty (180) days following the effective date of a Registration Statement,
                    (i) it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of RTI common stock or any securities convertible into or exercisable or exchangeable for RTI common stock; (ii) it will not enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the RTI common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by

RTI - Reg. Rights Agmt
May 2, 2000                             -7-
                    delivery of RTI common stock or such other securities, in cash or otherwise; and (iii) it shall execute any other customary lock-up agreements as may be requested by the managing underwriters, provided that all stockholders holding not less than the number of shares of RTI common stock held by Abbott (including the shares of RTI common stock issuable upon conversion of the Shares, or other convertible securities, or upon exercise of options, warrants or rights) and all officers and directors of RTI enter into similar agreements.

               (b) RTI may impose stop-transfer instructions with respect to Registrable Securities or other securities subject to the foregoing restrictions until the end of the applicable lock-up period.

               (c) Abbott shall treat confidentially any written notice received by Abbott from RTI regarding RTI's plans to file a Registration Statement and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

3.       Indemnification and Contribution.
         --------------------------------

         3.1   Indemnification by RTI. RTI agrees to indemnify and hold harmless
               ----------------------
               Abbott, each of Abbott's directors, officers and U.S. wholly-owned subsidiaries, and each person, if any, who controls Abbott within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statements of a material fact contained in (or upon the omission of a material fact from) a Registration Statement delivered or circulated by Abbott in connection with a sale of RTI securities by Abbott, or arise out of any failure by RTI to fulfill any undertaking included in the Registration Statement, and RTI will, as incurred reimburse Abbott and such persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding, or claim; provided, however, that RTI shall not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon:

               (a) an untrue statement made in (or upon the omission of a material fact from) such Registration Statement in reliance upon and in conformity with written information furnished to RTI by or on behalf of Abbott specifically for use in preparation of the Registration Statement,

               (b) the failure of RTI to comply with the covenants or agreements contained in Section 2.5 hereof, or

RTI - Reg. Rights Agmt
May 2, 2000                             -8-

               (c) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott.

         3.2   Indemnification by Abbott. Abbott agrees to indemnify and hold
               -------------------------
               harmless RTI, each of RTI's directors and officers, and each person, if any, who controls RTI within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon:

               (a) either an untrue statement made in or the omission of a material fact from such Registration Statement in reliance upon and in conformity with written information furnished to RTI by or on behalf of Abbott specifically for use in preparation of the Registration Statement,

               (b) the failure of Abbott to comply with the covenants or agreements contained in Section 2.6 hereof, or

               (c) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott, and Abbott will, as incurred, reimburse RTI and such persons for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding, or claim;

               provided, however, that in no event shall Abbott's cumulative aggregate liability under this Section 3.2, or under Section 3.4, or under Sections 3.2 and 3.4 together, exceed the net amount received by Abbott from the sale of the Shares to which such loss relates minus the amount of any damages which Abbott has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission.

RTI - Reg. Rights Agmt
May 2, 2000                             -9-

         3.3   Indemnification Procedures. Promptly after receipt by any
               --------------------------
               indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Article 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to present both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

         3.4   Contribution. If the indemnification provided for in this Article
               ------------
               3 is unavailable to or insufficient to hold harmless an indemnified party under Section 3.1 or 3.2 above in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of RTI on one hand and Abbott on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by RTI on one hand or Abbott on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall Abbott's cumulative aggregate liability under this Section 3.4, or under
               Section 3.2, or under Sections 3.2 and 3.4 together, exceed the net amount received by Abbott from the sale of the Shares to which such loss relates minus the amount of any damages which Abbott has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. RTI and Abbott agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.4. The amount paid or payable

RTI - Reg. Rights Agmt
May 2, 2000                             -10-
               by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.5   Continuing Obligations. The obligations of RTI and Abbott under
               ----------------------
               this Article 3 shall survive the completion of the offering of the Shares pursuant to the Registration Statement and shall be in addition to any liability that RTI and Abbott may otherwise have.

4.       Miscellaneous.
         -------------

         4.1   Waiver. The failure on the part of RTI or Abbott to exercise or
               ------
               enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

         4.2   Notices. Any notice required or permitted to be given by the
               -------
               terms of this Agreement by a party shall be given by prepaid, registered air mall or by express delivery service, such as Federal Express or DHL, properly addressed to the address of the other party set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

                      As to Abbott:
                              Senior Vice President
                              Hospital Products Division
                              Abbott Laboratories
                              200 Abbott Park Road
                              Abbott Park, Illinois 60064-3537

                      With copy (which will not constitute notice) to:

                              Divisional Vice President, D-322
                              Abbott Laboratories
                              100 Abbott Park Road
                              AP6D D-322
                              Abbott Park, Illinois 60064-6049

RTI - Reg. Rights Agmt
May 2, 2000                             -11-

                      As to RTI:
                              Retractable Technologies, Inc.
                              511 Lobo Lane
                              Little Elm, Texas 75068
                              Attn: Thomas J. Shaw, Chief
                                    Executive Officer and President

                      With copy (which will not constitute notice) to:

                              Retractable Technologies, Inc.
                              Legal Department
                              511 Lobo Lane
                              Little Elm, Texas 75068
                              Attn: Michele Larios

         4.3   Applicable Law. The corporate law of the State of Texas shall
               --------------
               govern all issues concerning the relative rights of RTI and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be construed and interpreted according to the law of the State of Illinois, without giving effect to its conflict of law provisions.

         4.4   Alternative Dispute Resolution. The parties shall attempt to
               ------------------------------
               amicably resolve disputes arising between them regarding the validity, construction, enforceability, or performance of the terms of this Agreement and any differences or disputes in the interpretation of the rights, obligations, liabilities and/or remedies hereunder, which have been identified in a written notice from one party to the other, by good faith settlement discussions between the President of Abbott's Hospital Products division and the President and Chief Executive Officer of RTI. The parties agree that any dispute that arises in connection with the Agreement, which cannot be amicably resolved by such representative within thirty (30) days after the receipt of such written notice, shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Annex B to the Credit Agreement.

         4.5   Captions. The captions to the Articles and Sections of this
               --------
               Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

         4.6   Entire Agreement. The terms and provisions contained herein,
               ----------------
               including the Annex hereto, and the Credit Agreement and the exhibits and annexes thereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement varying or extending the terms hereof will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement.

RTI - Reg. Rights Agmt
May 2, 2000                             -12-

         4.7   Assignment. This Agreement shall not be assignable by the
               ----------
               parties, except as permitted under Section 2.9 or (a) to an Affiliate of such party, provided the assigning party guarantees the performance of the Affiliate, (b) as mutually agreed to in writing in advance, or (c) as incident to the merger, consolidation, reorganization, or acquisition of stock or assets affecting actual voting control of the assigning party or affecting all or substantially all of the assets of such party to which this Agreement relates. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by any party in violation of the terms of this Section 4.7, shall be null and void and of no legal effect. For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any party hereto, any corporation or other form of business organization, which directly owns, controls, is controlled by, or is under common control with, such party. An entity shall be regarded as being in control of another entity if the former entity has the direct or indirect power to order or cause the direction of the policies of the other entity whether
               (x) through the ownership of more than fifty percent (50%) of the voting securities of the other entity; or (y) by contract, statute, regulation, or otherwise.

         4.8   Severability. In the event that any provision of this Agreement
               ------------
               is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, (a) the validity of the remaining provisions shall not be affected, (b) the particular provision shall to the extent permitted by law be reasonably construed and equitably reformed to be valid and enforceable, and (c) the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the unreformed, particular provisions held to be unenforceable.

         4.9   Counterparts. This Agreement may be executed in one or more
               ------------
               counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

ABBOTT LABORATORIES                          RETRACTABLE TECHNOLOGIES, INC.

By: /s/ Richard A. Gonzalez                  By: /s/ Thomas J. Shaw
   -----------------------------                -----------------------------
   Richard A. Gonzalez

Title:  Senior Vice President,               Title:  CEO
        Hospital Products

RTI - Reg. Rights Agmt
May 2, 2000                          -13-